                      CONSORCIO G GRUPO DINA, S.A. DE C.V.

                           OFFER TO PURCHASE FOR CASH
              UP TO $97 MILLION AGGREGATE PRINCIPAL AMOUNT OF ITS
                8% CONVERTIBLE SUBORDINATED DEBENTURES DUE 2004
            AT A PURCHASE PRICE NOT IN EXCESS OF $460 NOR LESS THAN
                 $400 PER $1,000 PRINCIPAL AMOUNT OF DEBENTURES
                         ------------------------------

    SUBJECT TO THE TERMS AND CONDITIONS SET FORTH IN THE OFFER TO PURCHASE, THE TENDER OFFER WILL EXPIRE AT 5:00 P.M. NEW YORK CITY TIME, ON TUESDAY, AUGUST 10, 1999, UNLESS THE TENDER OFFER IS EXTENDED. DEBENTURES TENDERED IN THE TENDER OFFER MAY BE WITHDRAWN AT ANY TIME PRIOR TO THE EXPIRATION TIME (AS DEFINED HEREIN).

    Consorcio G Grupo Dina, S.A. de C.V., a Mexican corporation ("Grupo Dina" or the "Company"), hereby offers to purchase for cash (the "Tender Offer") up to $97 million in aggregate principal amount of its 8% Convertible Subordinated Debentures due 2004 (the "Debentures"), at a price not in excess of $460 nor less than $400 per $1,000 principal amount of Debentures, as specified by holders tendering their Debentures, upon the terms and subject to the conditions set forth in this Offer to Purchase (the "Offer to Purchase") and in the accompanying Letter of Transmittal dated July 13, 1999 (the "Letter of Transmittal"). The Company will determine the single price per $1,000 principal amount of Debentures, not in excess of $460 nor less than $400 per $1,000 principal amount of Debentures, net to the seller in cash (the "Purchase Price"), that it will pay for Debentures properly tendered pursuant to the Tender Offer, taking into account the number of Debentures so tendered and the prices specified by tendering holders. The Company will select the lowest Purchase Price that will allow it to buy up to $97 million aggregate principal amount of Debentures (or such lesser amount of Debentures as are properly tendered at prices not in excess of $460 nor less than $400 per $1,000 principal amount of Debentures). Holders of Debentures properly tendered at prices at or below the Purchase Price and not withdrawn will receive an amount equal to the Purchase Price, subject to the terms and the conditions of the Tender Offer, including the proration provisions, plus Accrued Interest (as defined herein) payable to the Settlement Date (as defined herein). The Company reserves the right, in its sole discretion, to purchase more than $97 million aggregate principal amount of Debentures pursuant to the Tender Offer.

    THE TENDER OFFER IS SUBJECT TO THE SATISFACTION OF CERTAIN CONDITIONS, INCLUDING, WITHOUT LIMITATION, THAT DEBENTURES REPRESENTING NOT LESS THAN $50 MILLION AGGREGATE PRINCIPAL AMOUNT BE VALIDLY TENDERED AND NOT WITHDRAWN PRIOR TO THE EXPIRATION TIME (THE "MINIMUM TENDER CONDITION").

    THE BOARD OF DIRECTORS OF THE COMPANY HAS APPROVED THE TENDER OFFER. HOWEVER, NONE OF THE COMPANY, THE DEALER MANAGER, THE DEPOSITARY OR THE INFORMATION AGENT MAKES ANY RECOMMENDATION AS TO WHETHER OR NOT HOLDERS SHOULD TENDER ANY OR ALL OF THEIR DEBENTURES, AND, IF SO, AT WHAT PRICE OR PRICES DEBENTURES SHOULD BE TENDERED.

    The Tender Offer is the second step of an overall plan to restructure substantially all of the indebtedness of Grupo Dina and its subsidiaries through a series of transactions more particularly described in this Offer to Purchase under the headings "The Tender Offer--Purpose of the Tender Offer" and "Description of the Transactions." On June 16, 1999, Grupo Dina consummated a series of transactions (the "Transactions") pursuant to which, among other things, it (i) became a 39% minority stockholder of its MCII Holdings (USA), Inc. subsidiary ("MCII Holdings") and (ii) refinanced substantially all of the indebtedness of the Company and its subsidiaries, other than the Debentures. As part of the Transactions, MCII Holdings made a final distribution in the form of a stock redemption to Grupo Dina in the amount of $71.4 million (the "Final Distribution"), which represented the excess of the proceeds raised over the aggregate of the total indebtedness refinanced, accrued interest, and transaction premiums, fees and expenses. The Transactions were financed in part by new indebtedness incurred by a subsidiary of MCII Holdings pursuant to debt instruments that restrict further dividends or distributions to MCII Holdings or Grupo Dina. The Tender Offer is being funded with a portion of the proceeds from the Final Distribution.

                                    OUTSTANDING
    ISIN NO.         CUSIP NO.    PRINCIPAL AMOUNT      SECURITY DESCRIPTION
-----------------  -------------  ----------------  ----------------------------
US210306 AB 29      210306 AB 2     $163,992,000    8% Convertible Subordinated
                                                        Debentures due 2004

    Any Debentures not surrendered in the Tender Offer (or surrendered and properly withdrawn prior to the Expiration Time) will remain obligations of the Company and will continue to accrue interest and have all of the benefits of the Indenture (as defined below), including being convertible into Series L ADSs (each a "Series L ADS") of the Company at a conversion rate of 56.88 Series L ADSs per $1,000 principal amount of Debentures (equivalent to a conversion price of $17.58 per Series L ADS). On July 12, 1999, the last reported sales price of the Company's Series L ADSs on the New York Stock Exchange was $0.8125 per Series L ADS.

    The holder of each Debenture tendered and accepted for payment will receive interest thereon from the most recent payment of semi-annual interest preceding the Settlement Date to, but excluding, the Settlement Date, upon the terms and subject to the conditions described herein ("Accrued Interest"). Unless the Tender Offer is extended, the Company anticipates that the Settlement Date (as defined below) will occur prior to the August 14, 1999 expiration of the 30-day cure period for the next scheduled interest payment date on the Debentures. As a result, the Company does not intend to make the scheduled interest payment due on the Debentures on July 15, 1999, but will pay all Accrued Interest to tendering holders of Debentures on the Settlement Date (as defined below). The Company anticipates that it will make payment of regularly scheduled semi-annual interest on or prior to August 14, 1999 to all holders of Debentures then outstanding.
                         ------------------------------

    Any questions and requests for assistance or for additional copies of this Offer to Purchase, the Letter of Transmittal or the Notice of Guaranteed Delivery may be directed to CIBC World Markets Corp. ("CIBC" or the "Dealer Manager") or D.F. King & Co., Inc. (the "Information Agent"), at their respective addresses and telephone numbers set forth on the back cover of this Offer to Purchase.
                         ------------------------------

                   THE DEALER MANAGER FOR THE TENDER OFFER IS

                               CIBC WORLD MARKETS

July 13, 1999

    PURSUANT TO TERMS AND SUBJECT TO THE CONDITIONS OF THIS OFFER TO PURCHASE AND THE LETTER OF TRANSMITTAL (THE LETTER OF TRANSMITTAL AND THIS OFFER TO PURCHASE COLLECTIVELY REFERRED TO HEREIN AS THE "OFFERING MATERIALS"), CONSORCIO G GRUPO DINA, S.A. DE C.V. HEREBY OFFERS TO PURCHASE UP TO $97 MILLION IN AGGREGATE PRINCIPAL AMOUNT OF DEBENTURES.

    THE TENDER OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON TUESDAY, AUGUST 10, 1999, UNLESS EXTENDED (EACH SUCH TIME AND DATE, AS THE SAME MAY BE EXTENDED, AN "EXPIRATION TIME"). HOLDERS OF DEBENTURES MUST TENDER THEIR DEBENTURES PRIOR TO THE EXPIRATION TIME IN ORDER TO RECEIVE THE PURCHASE PRICE. SUBJECT TO THE TERMS OF THE TENDER OFFER, HOLDERS OF DEBENTURES MAY WITHDRAW TENDERED DEBENTURES AT ANY TIME PRIOR TO THE EXPIRATION TIME, BUT NOT THEREAFTER (EXCEPT UNDER CERTAIN LIMITED CIRCUMSTANCES DESCRIBED MORE FULLY HEREIN).

    ACCORDINGLY, IF THE DEBENTURES ARE ACCEPTED FOR PAYMENT PURSUANT TO THE TENDER OFFER, HOLDERS WHO VALIDLY TENDER THEIR DEBENTURES PURSUANT TO THE TENDER OFFER PRIOR TO THE EXPIRATION TIME WILL RECEIVE CONSIDERATION EQUAL TO THE PURCHASE PRICE, PLUS ACCRUED INTEREST.

    UPON THE TERMS AND SUBJECT TO THE CONDITIONS OF THE TENDER OFFER (INCLUDING, IF THE TENDER OFFER IS EXTENDED OR AMENDED, THE TERMS AND CONDITIONS OF ANY SUCH EXTENSION OR AMENDMENT) AND APPLICABLE LAWS, PROMPTLY FOLLOWING THE DATE ON WHICH THE COMPANY ACCEPTS DEBENTURES FOR PURCHASE AND PAYMENT (THE "ACCEPTANCE DATE"), THE COMPANY WILL PAY FOR ANY DEBENTURES VALIDLY TENDERED (AND NOT WITHDRAWN) THAT ARE ACCEPTED FOR PAYMENT PURSUANT TO THE TENDER OFFER (THE DATE OF SUCH PAYMENT, THE "SETTLEMENT DATE"). PAYMENT FOR ANY SUCH DEBENTURE WILL BE MADE IN IMMEDIATELY AVAILABLE (SAME-DAY) FUNDS. ACCRUED INTEREST PAYABLE ON THE DEBENTURES ACCEPTED FOR PAYMENT IN THE TENDER OFFER WILL BE PAID IN IMMEDIATELY AVAILABLE (SAME-DAY) FUNDS CONCURRENTLY WITH THE PAYMENT OF THE PURCHASE PRICE THEREFOR.

    DEBENTURES THAT ARE NOT TENDERED AND ACCEPTED FOR PAYMENT PURSUANT TO THE TENDER OFFER WILL REMAIN OBLIGATIONS OF THE COMPANY AND WILL CONTINUE TO BE SUBJECT TO THE BENEFITS OF THE INDENTURE.

    NOTWITHSTANDING ANY OTHER PROVISION OF THE TENDER OFFER, THE COMPANY'S OBLIGATION TO ACCEPT FOR PAYMENT AND TO PAY FOR DEBENTURES VALIDLY TENDERED PURSUANT TO THE TENDER OFFER IS CONDITIONED UPON (1) THE SATISFACTION OF THE MINIMUM TENDER CONDITION; AND (2) SATISFACTION OF THE OTHER CONDITIONS OF THE TENDER OFFER SET FORTH HEREIN. SEE "THE TENDER OFFER--CONDITIONS OF THE TENDER OFFER" AND "DESCRIPTION OF THE TRANSACTIONS."

    THE TENDER OFFER IS NOT BEING MADE TO (NOR WILL THE SURRENDER OF DEBENTURES FOR PURCHASE BE ACCEPTED FROM OR ON BEHALF OF) HOLDERS OF DEBENTURES IN ANY JURISDICTION IN WHICH THE MAKING OR ACCEPTANCE OF THE TENDER OFFER WOULD NOT BE IN COMPLIANCE WITH THE LAWS OF SUCH JURISDICTION.

                             IMPORTANT INFORMATION

    Any holder desiring to tender Debentures should either (i) in the case of a holder who holds physical certificates evidencing such Debentures, complete and sign the accompanying Letter of Transmittal (or a facsimile thereof) in accordance with the instructions set forth therein, have its signature thereon guaranteed, if required, and mail or deliver the Letter of Transmittal (or such manually signed facsimile) together with the certificate(s) evidencing such Debentures and any other required documents to Bankers Trust Company, as depositary (the "Depositary"), at the address set forth in the Letter of Transmittal, or (ii) in the case of a holder who holds Debentures in book-entry form, follow the procedures set forth under "The Tender Offer--Procedures for Tendering Debentures--Tender of Debentures Held Through DTC; Book-Entry Transfer." To properly tender Debentures, holders must complete the section of the Letter of Transmittal relating to the price at which they are tendering Debentures. A BENEFICIAL OWNER WHOSE DEBENTURES ARE HELD BY A BROKER, DEALER, COMMERCIAL BANK, TRUST COMPANY OR OTHER NOMINEE MUST CONTACT SUCH NOMINEE IF SUCH BENEFICIAL OWNER DESIRES TO TENDER ITS DEBENTURES.

    The Depository Trust Company ("DTC" or the "Book-Entry Transfer Facility") has authorized DTC participants that hold Debentures on behalf of beneficial owners of Debentures through DTC to tender their Debentures as if they were holders of Debentures. To effect a tender, DTC participants may, in lieu of delivering the Letter of Transmittal, transmit their acceptance to DTC through the DTC Automated Tender Offer Program ("ATOP") for which the transactions will be eligible and follow the procedure for book-entry transfer set forth in "The Tender Offer--Procedures for Tendering Debentures."

    Any holder who desires to tender Debentures, but who cannot comply with the procedures set forth herein for tender on a timely basis or whose certificates for Debentures are not immediately available, may tender the Debentures by following the procedures for guaranteed delivery set forth under "The Tender Offer--Guaranteed Delivery Procedure."

    THIS OFFER TO PURCHASE AND THE LETTER OF TRANSMITTAL CONTAIN IMPORTANT INFORMATION THAT SHOULD BE READ CAREFULLY BEFORE ANY DECISION IS MADE WITH RESPECT TO A TENDER OF DEBENTURES.

                             AVAILABLE INFORMATION

    The Company is a "foreign private issuer" subject to the reporting and other informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"). Such reports and other information may be inspected and copied at the Public Reference Section of the Commission located at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C., 20549, and at the Commission's regional offices at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661; Seven World Trade Center, Suite 1300, New York, New York 10048; and 5670 Wilshire Boulevard, Suite 500, Los Angeles, California 90036. Please call the Commission at (202) 942-8090 for more information regarding the public reference rooms and its copy charges. The Commission also maintains a site on the World Wide Web at http://www.sec.gov that contains reports, proxies and other information regarding registrants that file electronically with the Commission, and certain of the Company's filings are available at such web site.

    This Offer to Purchase constitutes a part of an Issuer Tender Offer Statement on Schedule 13E-4 (the "Schedule 13E-4") filed with the Commission by Grupo Dina pursuant to Section 13(e)(1) of the Exchange Act and the rules and regulations promulgated thereunder. The Schedule 13E-4 and all exhibits thereto are incorporated in this Offer to Purchase by reference.

               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

    The following documents filed by Grupo Dina with the Commission are incorporated in the Offering Materials by reference:

1.  Annual Report on Form 20-F for the year ended December 31, 1998; and

2.  Report on Form 6-K dated May 1, 1999.

    All documents and reports filed by Grupo Dina with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date hereof and prior to the Expiration Time shall be deemed to be incorporated by reference herein and shall be a part hereof from the date of filing any such documents and reports.

    Any statement contained in a document or report incorporated or deemed to be incorporated by reference herein, or contained in the Offering Materials, shall be deemed to be modified or superseded for purposes of the Offering Materials to the extent that a statement contained herein or in any subsequently filed document or report that also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the Offering Materials. Copies of documents incorporated herein by reference (excluding exhibits, unless such exhibits are specifically incorporated herein by reference) are available without charge, on request by any person to whom any of the Offering Materials is delivered.

    Requests for the Company's documents referred to above should be directed to the Company at Tlacoquemecatl 41, Colonia del Valle, 03100, Mexico D.F., Mexico (Telephone Number: (525) 420-3900), Attention: Sergio Jimenez Vazquez.

                           FORWARD-LOOKING STATEMENTS

    The Offering Materials, including the documents that are incorporated by reference herein as set forth in "Incorporation of Certain Information by Reference," contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Exchange Act. These statements are based upon management's beliefs and assumptions and information available to management at the time such statements are made and are subject to risks and uncertainties. Forward-looking statements include the information concerning possible or assumed future results of operations of the Company set forth (1) under "Business" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in Grupo Dina's Annual Report on Form 20-F and (2) in this document and the documents incorporated herein by reference preceded by, followed by, or that include, the words "believes," "expects," "anticipates," "intends," "plans," "estimates," "indicates," "may be," "objective," "predicts," "will be" or similar expressions (including their use in the negative).

    Forward-looking statements are not guarantees of performance. The future results of the Company may differ materially from those expressed in such forward-looking statements. Many of the factors that will determine these results are beyond the ability of the Company to control or predict. Holders of the Debentures are cautioned not to put undue reliance on any forward-looking statement.

    Holders of the Debentures should understand that a number of factors, in addition to those discussed herein and elsewhere in the documents which are incorporated by reference herein, could affect the Company and could cause results to differ materially from those expressed in such forward-looking statements. Among these factors are: (i) substantial competition in the Company's markets, (ii) the Company's substantial leverage and uncertainties associated with servicing its debt principally through its Mexican heavy-duty truck operations, (iii) risks associated with new product launches of the scope being undertaken by the Company, (iv) failure to successfully penetrate the U.S. and Canadian truck markets, (v) changes in laws or regulations, and approvals and decisions of courts, regulators and governmental bodies, (vi) uncertainties associated with the general economic conditions in the Company's markets, (vii) dependence on the Mexican heavy-duty truck industry, (viii) risks associated with conducting business in Mexico, (ix) foreign currency risks and (x) dependence on suppliers. Further, the Company operates in an industry sector where securities' values may be volatile and may be influenced by economic and other factors beyond the Company's control. As a result of the foregoing and other factors, no assurance can be given as to the future results and achievements of the Company. Neither the Company nor any other person assumes responsibility for the accuracy and completeness of these statements. The Company does not intend, and undertakes no obligation, to update these forward-looking statements.
                            ------------------------

    NO DEALER, SALESPERSON OR OTHER PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS WITH RESPECT TO THE MATTERS DESCRIBED IN THE OFFERING MATERIALS (WHICH INCLUDE THE MATERIALS APPENDED THERETO) OTHER THAN THOSE CONTAINED THEREIN OR IN THE DOCUMENTS INCORPORATED BY REFERENCE THEREIN AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY, THE DEALER MANAGER, THE DEPOSITARY, OR THE INFORMATION AGENT. THE DELIVERY OF THE OFFERING MATERIALS (WHICH INCLUDE THE MATERIALS APPENDED THERETO) SHALL NOT, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE THEREOF, OR THAT THE INFORMATION THEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE THEREOF.

                               TABLE OF CONTENTS

                                                                                                               PAGE
                                                                                                             ---------
IMPORTANT INFORMATION......................................................................................          i
AVAILABLE INFORMATION......................................................................................         ii
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE..........................................................         ii
FORWARD-LOOKING STATEMENTS.................................................................................        iii
SUMMARY....................................................................................................          1
THE TENDER OFFER...........................................................................................          5
  Terms of the Tender Offer; Proration.....................................................................          5
  Purpose of the Tender Offer..............................................................................          7
  Procedures for Tendering Debentures......................................................................          8
  Guaranteed Delivery Procedure............................................................................         11
  Withdrawal of Tenders....................................................................................         12
  Acceptance of Debentures for Purchase; Payment of the Purchase Price.....................................         13
  Conditions of the Tender Offer...........................................................................         14
  Expiration Time; Extensions; Termination; Amendments.....................................................         15
  Lost or Missing Certificates.............................................................................         16
CONSIDERATIONS FOR NON-TENDERING HOLDERS OF DEBENTURES.....................................................         17
  Restrictions on the Minority Affiliates of Grupo Dina from Making Dividends and Other Distributions......         17
  Dependence on Mexican Truck Operations...................................................................         17
  Incurrence of Additional Indebtedness....................................................................         17
  Adverse Effects on Trading Market for the Debentures.....................................................         18
CERTAIN INFORMATION CONCERNING THE COMPANY.................................................................         18
DESCRIPTION OF THE TRANSACTIONS............................................................................         19
  Sources and Uses of Funds................................................................................         20
SUMMARY HISTORICAL CONSOLIDATED FINANCIAL INFORMATION......................................................         22
SUMMARY UNAUDITED CONSOLIDATED PRO FORMA FINANCIAL INFORMATION.............................................         24
MARKET PRICE INFORMATION...................................................................................         27
  The Debentures...........................................................................................         27
  The Series L ADSs........................................................................................         27
  Interest of Directors and Executive Officers; Transactions and Arrangements Concerning the Debentures....         27
CERTAIN FEDERAL INCOME TAX CONSEQUENCES....................................................................         28
  Sale of Debentures Pursuant to the Tender Offer..........................................................         29
  Backup Withholding.......................................................................................         29
DEALER MANAGER.............................................................................................         30
DEPOSITARY.................................................................................................         30
INFORMATION AGENT..........................................................................................         30
FEES AND EXPENSES..........................................................................................         30
MISCELLANEOUS..............................................................................................         31

                                    SUMMARY

    THE FOLLOWING INFORMATION IS PROVIDED SOLELY FOR THE CONVENIENCE OF THE HOLDERS OF THE DEBENTURES. THIS SUMMARY IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE MORE DETAILED INFORMATION CONTAINED ELSEWHERE, OR INCORPORATED BY REFERENCE, IN THIS OFFER TO PURCHASE. CAPITALIZED TERMS NOT OTHERWISE DEFINED IN THIS SUMMARY HAVE THE MEANINGS ASSIGNED TO THEM ELSEWHERE IN THIS OFFER TO PURCHASE.

The Offeror.....................  Consorcio G Grupo Dina, S.A. de C.V.

The Tender Offer................  Offer to purchase for cash up to $97 million aggregate principal amount of Debentures at the Purchase Price set
                                  forth below, subject to the Minimum Tender Condition.

The Debentures..................  The following table sets forth the ISIN and CUSIP numbers, outstanding principal amount and security description for
                                  the Debentures:

                                        OUTSTANDING
     ISIN NO.           CUSIP NO.     PRINCIPAL AMOUNT        SECURITY DESCRIPTION
-------------------  ---------------  ----------------  ---------------------------------
  US210306 AB 29       210306 AB 2      $163,992,000       8% Convertible Subordinated
                                                               Debentures due 2004

Consideration for the
  Tender Offer..................  The consideration for each $1,000 principal amount of
                                  Debentures tendered and accepted for payment pursuant to
                                  the Tender Offer shall be (1) a single Purchase Price
                                  selected by the Company which will not be more than $460
                                  nor less than $400 per $1,000 principal amount of
                                  Debentures, plus (2) Accrued Interest payable on the
                                  Settlement Date.

The Expiration Time.............  The Tender Offer will expire at 5:00 p.m., New York City time, on Tuesday, August 10, 1999 unless extended by the
                                  Company.

Acceptance Date.................  The date the Company accepts the Debentures for purchase pursuant to the Tender Offer.

Settlement Date.................  The Purchase Price and Accrued Interest for Debentures
                                  properly tendered and accepted for payment will be paid
                                  promptly following the Acceptance Date (i.e., the
                                  Settlement Date). Payment will be made in immediately
                                  available (same-day) funds. See "The Tender
                                  Offer--Acceptance of Debentures for Purchase; Payment of
                                  the Purchase Price."

Procedures for Tendering
  Debentures....................  See "The Tender Offer--Procedures for Tendering
                                  Debentures" and "--Guaranteed Delivery Procedure." For
                                  further information, call the Dealer Manager or the
                                  Information Agent at the phone numbers set forth on the
                                  back cover of this Offer to Purchase or consult your
                                  broker, dealer, commercial bank or trust company for
                                  assistance. A BENEFICIAL OWNER WHOSE DEBENTURES ARE HELD
                                  BY A BROKER, DEALER, COMMERCIAL BANK, TRUST COMPANY OR
                                  OTHER NOMINEE MUST CONTACT SUCH NOMINEE IF SUCH BENEFICIAL
                                  OWNER DESIRES TO TENDER ITS DEBENTURES. DTC participants
                                  may, in lieu of completing and signing the Letter of
                                  Transmittal, transmit their acceptance to DTC through
                                  ATOP.

Withdrawal Rights...............  Tenders of Debentures may be withdrawn at any time prior to the Expiration Time, by following the procedures
                                  described herein. Tenders of Debentures may not be
                                  withdrawn following the Expiration Time except under
                                  certain limited circumstances. See "The Tender
                                  Offer--Withdrawal of Tenders."

Purpose of the Tender Offer.....  The Company is making the Tender Offer as a second step of an overall plan to restructure substantially all of the
                                  indebtedness of Grupo Dina and its subsidiaries through a
                                  series of transactions more particularly described under
                                  "Description of the Transactions." The Transactions were
                                  undertaken to alleviate liquidity issues created by a
                                  capital structure that restricted the free flow of funds
                                  within the consolidated group of Grupo Dina companies. As
                                  part of the Transactions, MCII Holdings made the $71.4
                                  million Final Distribution to Grupo Dina, representing the excess of the proceeds raised over the aggregate of the
                                  total indebtedness refinanced, accrued interest, and
                                  transaction premiums, fees and expenses.

                                  The Company's Board of Directors is making a portion of
                                  the net proceeds from the Final Distribution available to
                                  holders of Debentures pursuant to the Tender Offer in
                                  order to further reduce Grupo Dina's debt service
                                  requirements. Because the Debentures are not listed on any exchange and to the Company's knowledge are traded
                                  infrequently, the Board believes that many holders may
                                  find the Tender Offer attractive as a means for a large
                                  number of holders to concurrently sell their Debentures at a price consistent with the average market prices
                                  prevailing prior to the announcement and commencement of
                                  the Tender Offer. See "The Tender Offer--Purpose of the
                                  Tender Offer" and "Description of the Transactions."

Certain Conditions Precedent to
  the Tender Offer..............  Notwithstanding any other provision of the Tender Offer
                                  (or any extensions or amendments thereof), the Company
                                  will not be required to accept for payment, or pay for,
                                  any Debentures tendered, may terminate the Tender Offer
                                  and may, subject to Rule 14e-1 under the Exchange Act,
                                  postpone the acceptance of any Debentures tendered or
                                  delay payment for Debentures accepted for payment, if,
                                  among other things:

                                  (a)  the Minimum Tender Condition, which requires that
                                       Debentures representing not less than $50 million in
                                       aggregate principal amount be validly tendered (and
                                       not withdrawn) prior to the Expiration Time, shall
                                       not have been satisfied; or

                                  (b)  any other condition to the consummation of the Tender
                                       Offer remains unsatisfied.

                                  See "The Tender Offer--Conditions of the Tender Offer."

Certain Consequences to Holders
  of Debentures Not Tendering...  Consummation of the Tender Offer may have adverse consequences for holders of Debentures who elect not to
                                  tender Debentures in the Tender Offer, including the
                                  following:

                                  -  Except for the Final Distribution to Grupo Dina, the
                                  new indebtedness incurred by Transportation Manufacturing
                                     Operations, Inc., a wholly-owned subsidiary of MCII
                                     Holdings ("TMO"), as part of the Transactions contains
                                     covenants restricting TMO's ability to make
                                     distributions to Grupo Dina. As a result of the
                                     Transactions, (1) Grupo Dina, now a minority
                                     shareholder in MCII Holdings, no longer has the ability
                                     to control the decisions (including dividend policies
                                     and payments) of MCII Holdings and TMO and (2) TMO's
                                     ability to pay dividends to Grupo Dina is limited by
                                     certain restrictive covenants imposed by TMO's new
                                     senior subordinated notes and credit facility.
                                     Therefore, dividends paid to Grupo Dina by its Mexican
                                     truck operations are likely to be the principal source
                                     of cash flows available to Grupo Dina to service the
                                     Debentures;

                                  -  The recent operating performance of the Company's
                                  Mexican truck operations have been significantly and
                                     adversely affected by the economic crisis generally
                                     experienced in Mexico, increasing competition in the
                                     Mexican truck market and the necessity to develop a new
                                     proprietary line of truck products as a result of the
                                     expiration of a product technology license. To address
                                     these issues, Grupo Dina has undertaken a strategy to
                                     focus on exporting its newly developed line of trucks
                                     to the United States and Canada. This strategy is
                                     highly capital intensive and involves numerous risks.
                                     Although Grupo Dina is committing substantial capital
                                     and managerial resources to its strategy, no assurance
                                     can be given that its new product line will be
                                     successfully executed or that it will be able to
                                     successfully penetrate the U.S. and Canadian truck
                                     markets;

                                  -  As part of the Transactions, substantially all of the
                                     outstanding indebtedness, other than the Debentures, of
                                     Grupo Dina and its subsidiaries has been repaid and
                                     retired. Consequently, all the covenants restricting
                                     Grupo Dina's ability to incur additional indebtedness
                                     have been eliminated. The incurrence by Grupo Dina of
                                     substantial additional indebtedness in the future and
                                     any restrictive covenants that are a part thereof could
                                     adversely affect the holders of Debentures that do not
                                     tender; and

                                  -  The trading market for Debentures not tendered in
                                  response to the Tender Offer is likely to be significantly more limited.

                                  For a discussion of certain factors that should be
                                  considered in evaluating the Tender Offer, see
                                  "Considerations for Non-Tendering Holders of Debentures"
                                  and "Certain Information Concerning the Company."

Certain United States Federal
  Income Tax Considerations.....  For a summary of the material United States Federal income tax consequences of the Tender Offer, see "Certain Federal
                                  Income Tax Consequences."

Waivers; Extensions; Amendments;
  Termination...................  The Company expressly reserves the right, in its sole discretion, subject to applicable law, at any time or from time to time, to (1) waive any condition to the Tender
                                  Offer and accept all Debentures previously tendered
                                  pursuant to the Tender Offer, (2) extend the Expiration
                                  Time and retain all Debentures tendered pursuant to the
                                  Tender Offer, subject, however, to the withdrawal rights
                                  of holders as described under "The Tender
                                  Offer--Withdrawal of Tenders," (3) amend the terms of the
                                  Tender Offer in any respect and (4) terminate the Tender
                                  Offer and not accept for purchase any Debentures upon
                                  failure of any of the conditions to the Tender Offer. Any
                                  amendment applicable to the Tender Offer will apply to all
                                  Debentures tendered pursuant to the Tender Offer. See "The
                                  Tender Offer-- Expiration Time; Extensions; Termination;
                                  Amendments."

Brokerage Commissions...........  The Company will pay soliciting dealer's fees of $2.00 per
                                  $1,000 principal amount of Debentures tendered and
                                  accepted for payment in the Tender Offer from brokers,
                                  dealers and other persons for soliciting tenders of
                                  Debentures from their clients pursuant to the Tender
                                  Offer. In addition, brokers, dealers, commercial banks and trust companies and other nominees will, upon request, be
                                  reimbursed by the Company for customary clerical and
                                  mailing expenses incurred by them in forwarding offering
                                  materials to their clients. Holders of Debentures who
                                  tender in the Tender Offer will not be required to pay
                                  brokerage commissions or fees or, subject to the
                                  instructions in the Letter of Transmittal, transfer taxes
                                  with respect to the tender of Debentures pursuant to the
                                  Tender Offer. The Company will pay all charges and
                                  expenses, other than certain applicable taxes, in
                                  connection with the Tender Offer. See "Fees and Expenses."

Dealer Manager..................  CIBC World Markets Corp.

Depositary......................  Bankers Trust Company

Information Agent...............  D.F. King & Co., Inc.

Position of the Company and its
  Directors.....................  Neither the Company nor its Board of Directors makes any recommendation to any holder as to whether to tender or
                                  refrain from tendering Debentures.

Further Information.............  Additional copies of the Offering Materials may be obtained by contacting the Dealer Manager or the
                                  Information Agent at their respective telephone numbers
                                  and addresses set forth on the back cover of this Offer to
                                  Purchase. Additional copies of the documents incorporated
                                  by reference herein may be obtained as described above
                                  under "Available Information" and "Incorporation of
                                  Certain Information by Reference."

                                THE TENDER OFFER

TERMS OF THE TENDER OFFER; PRORATION

    Upon the terms and subject to the conditions set forth herein (including, if this Offer to Purchase is supplemented or amended, the terms of any such supplement or amendment) and in the accompanying Letter of Transmittal, the Company is offering to purchase for cash up to $97 million aggregate principal amount of Debentures at the Purchase Price described below.

    The Tender Offer is the second step of an overall plan to restructure substantially all of the indebtedness of Grupo Dina and its subsidiaries through a series of transactions more particularly described herein under the headings "--Purpose of the Tender Offer" and "Description of the Transactions."

    The Company will select the lowest Purchase Price that will allow it to buy up to $97 million aggregate principal amount of Debentures or such lesser amount of Debentures as are validly tendered (and not properly withdrawn) prior to the Expiration Time at prices not in excess of $460 nor less than $400 per $1,000 principal amount of Debentures. In the event of an over-subscription of the Tender Offer as described below, Debentures tendered at or below the Purchase Price prior to the Expiration Time will be subject to proration as explained below. The proration period also expires at the Expiration Time.

    In accordance with the instructions set forth in the Letter of Transmittal, holders desiring to tender Debentures must specify the price, not in excess of $460 nor less than $400 per $1,000 principal amount of Debentures, at which they are willing to sell their Debentures to the Company. As promptly as practicable following the Expiration Time, the Company will, in its sole discretion, determine the Purchase Price that it will pay for Debentures properly tendered pursuant to the Tender Offer and not withdrawn, taking into account the number of Debentures tendered and the prices specified by tendering holders. The Company intends to select the lowest Purchase Price, not in excess of $460 nor less than $400 per $1,000 principal amount of Debentures, that will enable it to purchase in cash $97 million aggregate principal amount of Debentures (or such lesser amount of Debentures as are properly tendered) pursuant to the Tender Offer. Debentures properly tendered pursuant to the Tender Offer at or below the Purchase Price and not withdrawn will be purchased at the Purchase Price, subject to the terms and conditions of the Tender Offer, including the proration provisions. All Debentures tendered and not purchased pursuant to the Tender Offer, including Debentures tendered at prices in excess of the Purchase Price and Debentures not purchased because of proration, will be returned to the tendering holders at the Company's expense as promptly as practicable following the Expiration Time.

                                        OUTSTANDING
     ISIN NO.           CUSIP NO.     PRINCIPAL AMOUNT        SECURITY DESCRIPTION
-------------------  ---------------  ----------------  ---------------------------------
  US210306 AB 29     210306 AB 2....  $163,992,000      8% Convertible Subordinated
                                                        Debentures due 2004

    The Debentures were issued under the Indenture, dated August 8, 1994 (the "Indenture"), among the Company, as issuer, and Bankers Trust Company, as trustee (the "Trustee").

    To the extent permitted by applicable law, the Company reserves the right to extend, delay, accept, amend or terminate the Tender Offer. To the extent permitted by applicable law, any or all of the conditions to the Tender Offer may be waived by the Company.

    Debentures may be tendered and will be accepted for purchase only in denominations of $1,000 principal amount and integral multiples thereof. The Company shall be deemed to have accepted validly tendered Debentures in the Tender Offer when, as and if the Company has given oral or written notice thereof to the Depositary. The Depositary will act as agent for the tendering holders of

Debentures for the purposes of receiving the cash consideration from the Company. In the event the Company increases the consideration offered for Debentures in the Tender Offer, such increased consideration will be paid with regard to all Debentures accepted in the Tender Offer, including those accepted before the announcement of any such increase.

    If less than all the principal amount of Debentures held by a holder is tendered and accepted pursuant to the Tender Offer, the Company will issue, and the Trustee will authenticate and deliver to or on the order of the holder thereof, at the expense of the Company, new Debentures of authorized denominations, in principal amount equal to the portion of the Debentures not tendered or not accepted, as the case may be, as promptly as practicable after the Expiration Time.

    No Debenture tendered pursuant to the Tender Offer may be converted into Series L ADSs after such Debenture has been properly tendered to the Depositary unless the tender of such Debenture is properly withdrawn, the Company fails to pay the Purchase Price, or the Tender Offer is terminated without the purchase of Debentures.

    The Company will pay soliciting dealer's fees of $2.00 per $1,000 principal amount of Debentures tendered and accepted for payment in the Tender Offer from brokers, dealers and other persons for soliciting tenders of Debentures from their clients pursuant to the Tender Offer. In addition, brokers, dealers, commercial banks and trust companies and other nominees will, upon request, be reimbursed by the Company for customary clerical and mailing expenses incurred by them in forwarding offering materials to their clients. Holders of Debentures who tender in the Tender Offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the Letter of Transmittal, transfer taxes with respect to the tender of Debentures pursuant to the Tender Offer. The Company will pay all charges and expenses, other than certain applicable taxes, in connection with the Tender Offer. See "Fees and Expenses."

    No appraisal rights are available to holders of Debentures in connection with the Tender Offer.

    The Company will not be obligated to accept tendered Debentures for purchase and to pay the Purchase Price pursuant to the Tender Offer unless, among other things, the Minimum Tender Condition and the other conditions set forth herein shall have been satisfied or waived. See "--Conditions of the Tender Offer."

    Any Debentures not surrendered in the Tender Offer (or surrendered and properly withdrawn prior to the Expiration Time) will remain obligations of the Company and will continue to accrue interest and be entitled to all of the benefits of the Indenture, including being convertible into Series L ADSs of the Company at a conversion rate of 56.88 Series L ADSs per $1,000 principal amount of Debentures (equivalent to a conversion price of $17.58 per Series L ADS). On July 12, 1999, the last reported sales price on the New York Stock Exchange ("NYSE") of the Company's Series L ADSs was $0.8125 per Series L ADS.

    The Company reserves the right in the future to seek to acquire Debentures not tendered in the Tender Offer by means of open market purchases, privately negotiated acquisitions, exchange offers, subsequent tender offers, redemptions or otherwise, at prices or on terms which may be higher or lower or more or less favorable than those in the Tender Offer. The terms of any such purchases or offers could differ materially from the terms of the Tender Offer. In addition, the Company reserves the right to redeem Debentures not tendered in the Tender Offer pursuant to the terms of the Indenture.

    PRORATION. In the event that proration of tendered Debentures is required, the Company will determine the proration factor as soon as practicable following the Expiration Time. Proration for each holder tendering Debentures shall be based on the ratio of the number of Debentures tendered by such holder to the total number of Debentures tendered by all holders, at or below the Purchase Price. Because of the difficulty in determining the number of Debentures properly tendered (including

Debentures tendered by guaranteed delivery procedures, as described below) and not withdrawn, the Company does not expect that it will be able to announce the final proration factor or commence payment for any Debentures purchased pursuant to the Tender Offer until approximately five NYSE trading days after the Expiration Time. The preliminary results of any proration will be announced by press release as promptly as practicable after the Expiration Time. Holders may obtain such preliminary information from the Information Agent or the Dealer Manager and may be able to obtain such information from their brokers.

PURPOSE OF THE TENDER OFFER

    The Company's Board of Directors is making the Tender Offer as a second step of an overall plan to restructure substantially all of the indebtedness of Grupo Dina and its subsidiaries.

    Commencing in 1995, the Company's two principal lines of business began to experience divergent operating results. While the Company's North American coach business experienced strong growth and operating results, its Mexican truck operations were negatively impacted by the economic crisis generally experienced in the Mexican economy. The Mexican economic crisis was characterized by exchange rate instability, high inflation, high domestic interest rates, negative economic growth and reduced consumer purchasing power.

    At the same time, the capital needs of Grupo Dina's Mexican truck subsidiary, Dina Camiones, S.A. de C.V. ("Camiones"), significantly increased with the expiration of its longstanding product technology license with Navistar International Corp. ("Navistar") and the resulting need to develop its own proprietary line of trucks. The Company's capital structure included significant indebtedness at both the holding company and subsidiary levels and many of the debt instruments governing subsidiary indebtedness contained covenants restricting their ability to declare and pay dividends and make other distributions to the Company. In early 1999, Grupo Dina recognized a pending liquidity crisis as it anticipated that the Company and its Mexican subsidiaries had insufficient cash flows to service their indebtedness, and the indebtedness of the Company's U.S. subsidiaries prohibited the transfer of available cash for this purpose. The Company undertook the series of transactions more particularly described under "Description of the Transactions" to restructure its indebtedness and alleviate these liquidity concerns.

    As part of the consummation of the Transactions on June 16, 1999, Grupo Dina, among other things, (i) became a 39% minority stockholder of its MCII Holdings subsidiary and (ii) refinanced substantially all of the indebtedness of the Company and its subsidiaries, other than the Debentures. In addition, MCII Holdings made the $71.4 million Final Distribution to Grupo Dina, representing the excess of the proceeds raised over the aggregate of the total indebtedness refinanced, accrued interest, and transaction premiums, fees and expenses of the Transactions. The Transactions were financed in part by new indebtedness incurred by TMO, pursuant to debt instruments that restrict further dividends or distributions to MCII Holdings or Grupo Dina. See "Description of the Transactions." As a result, holders of Debentures outstanding after the consummation of the Tender Offer may have to rely primarily on the dividends paid to Grupo Dina by Camiones.

    The Company's Board of Directors is making a portion of the net proceeds from the Final Distribution available to holders of Debentures pursuant to the Tender Offer in order to further reduce Grupo Dina's debt service requirements. Because the Debentures are not listed on any exchange and to the Company's knowledge are traded infrequently, the Board believes that many holders may find the Tender Offer attractive as a means for a large number of holders to concurrently sell their Debentures at a price consistent with the average market prices prevailing prior to the announcement and commencement of the Tender Offer. In addition, the Tender Offer affords to those holders who desire liquidity an opportunity to sell all or a portion of their Debentures without the usual transaction costs associated with open market sales.

    The Tender Offer also provides holders who are considering a sale of all or a portion of their Debentures the opportunity to determine the price or prices (not greater than $460 nor less than $400 per $1,000 principal amount of Debentures) at which they are willing to sell their Debentures and, if any such Debentures are purchased pursuant to the Tender Offer, to sell those Debentures for cash to the Company.

    THE BOARD OF DIRECTORS OF THE COMPANY HAS APPROVED THE TENDER OFFER. HOWEVER, HOLDERS MUST MAKE THEIR OWN DECISIONS WHETHER TO TENDER DEBENTURES AND, IF SO, WHAT AMOUNT OF DEBENTURES TO TENDER AND THE PRICE OR PRICES AT WHICH DEBENTURES SHOULD BE TENDERED. NEITHER THE COMPANY NOR ITS BOARD OF DIRECTORS MAKES ANY RECOMMENDATION TO ANY HOLDER AS TO WHETHER TO TENDER OR REFRAIN FROM TENDERING DEBENTURES AND NEITHER THE COMPANY NOR ITS BOARD OF DIRECTORS HAS AUTHORIZED ANY PERSON TO MAKE ANY SUCH RECOMMENDATION.

    The Company may in the future purchase additional Debentures on the open market, in private transactions, through tender offers or otherwise. Any such purchases may be on the same terms as, or on terms that are more or less favorable to holders than, the terms of the Tender Offer. However, Rule 13e-4 promulgated under the Exchange Act generally prohibits the Company and its affiliates from purchasing any Debentures, other than pursuant to the Tender Offer, until at least ten business days after the expiration or termination of the Tender Offer. Any possible future purchases by the Company will depend on many factors, including, without limitation, the market price of the Debentures, the results of the Tender Offer, the Company's business and financial position and general economic and market conditions.

PROCEDURES FOR TENDERING DEBENTURES

    The tender by a holder of Debentures pursuant to one of the procedures set forth below will constitute a binding agreement between such holder and the Company in accordance with the terms and subject to the conditions set forth herein and in the Letter of Transmittal. The tender of Debentures will constitute an agreement to deliver good and marketable title to all tendered Debentures prior to the Expiration Time free and clear of all liens, charges, claims, encumbrances, interests and restrictions of any kind.

    VALID TENDER. To be tendered effectively pursuant to the Tender Offer, (a) a completed Letter of Transmittal (or a facsimile thereof), duly executed by the tendering holder with any required signature guarantee(s), together with the certificates for tendered Debentures and any other documents required by the Letter of Transmittal, must be received by the Depositary at its address set forth on the back cover hereof or (b) delivery of Debentures may be effected through the deposit of Debentures with DTC and making book-entry delivery as set forth below and electronically transmitting its acceptance through ATOP, each prior to the Expiration Time; provided, however, that the tendering holder may instead comply with the guaranteed delivery procedure set forth under the heading "--Guaranteed Delivery Procedure."

    HOLDERS DESIRING TO TENDER DEBENTURES PURSUANT TO THE TENDER OFFER MUST PROPERLY INDICATE IN THE SECTION CAPTIONED "PRICE (IN DOLLARS) PER $1,000 PRINCIPAL AMOUNT OF DEBENTURES AT WHICH DEBENTURES ARE BEING TENDERED" ON THE LETTER OF TRANSMITTAL THE PRICE PER $1,000 PRINCIPAL AMOUNT AT WHICH THEIR DEBENTURES ARE BEING TENDERED.

    Holders who desire to tender Debentures at more than one price must complete a separate Letter of Transmittal for each price at which Debentures are tendered, provided that the same Debentures cannot be tendered (unless properly withdrawn previously in accordance with the terms of the Tender Offer) at more than one price.

    IN ORDER TO PROPERLY TENDER DEBENTURES, ONE AND ONLY ONE PRICE BOX MUST BE CHECKED IN THE APPROPRIATE SECTION ON EACH LETTER OF TRANSMITTAL.

    LETTERS OF TRANSMITTAL AND DEBENTURES SHOULD BE SENT TO THE DEPOSITARY AND NOT TO THE COMPANY, THE DEALER MANAGER, THE INFORMATION AGENT OR THE TRUSTEE.

    TENDER OF DEBENTURES HELD THROUGH DTC; BOOK-ENTRY TRANSFER. The Depositary will seek to establish accounts with respect to the Debentures at DTC for the purpose of the Tender Offer within two NYSE trading days after the date of this Offer to Purchase. Any financial institution that is a participant in the Book-Entry Transfer Facility's system may make book-entry delivery of Debentures by causing DTC to transfer such Debentures into the Depositary's account in accordance with the Book-Entry Transfer Facility's procedure for such transfer. Holders of Debentures may contact the Depositary at its address set forth on the back cover page hereof for information regarding withdrawal of Debentures from the Book-Entry Transfer Facility.

    The Depositary and DTC have confirmed that the Tender Offer is eligible for ATOP. To effectively tender Debentures that are held through DTC, DTC participants may, in lieu of physically completing and signing the Letter of Transmittal and delivering it to the Depositary, electronically transmit their acceptance through ATOP, and DTC will then verify the acceptance and send an Agent's Message to the Depositary for its acceptance. Delivery of tendered Debentures must be made to the Depositary pursuant to the book-entry delivery procedures set forth below or the tendering DTC participant must comply with guaranteed delivery procedures set forth below.

    The term "Agent's Message" means a message transmitted by DTC and received by the Depositary and forming part of a book-entry confirmation ("Book-Entry Confirmation"), which states that DTC has received an express acknowledgment from a participant in DTC tendering Debentures which are the subject of such Book-Entry Confirmation, that such participant has received and agrees to be bound by the terms of the Letter of Transmittal and that the Company may enforce such agreement against such participant. Delivery of the Agent's Message by DTC will satisfy the terms of the Tender Offer as to execution and delivery of a Letter of Transmittal by the participant identified in the Agent's Message. In the case of an Agent's Message relating to guaranteed delivery, the term means a message transmitted by DTC and received by the Depositary, which states that DTC has received an express acknowledgment from the participant in DTC tendering Debentures that such participant has received and agrees to be bound by the Notice of Guaranteed Delivery and that the Company may enforce such agreement against such participant.

    THE METHOD OF DELIVERY OF DEBENTURES AND OTHER DOCUMENTS TO THE DEPOSITARY, INCLUDING DELIVERY THROUGH DTC AND ANY ACCEPTANCE OF AN AGENT'S MESSAGE TRANSMITTED THROUGH ATOP, IS AT THE ELECTION AND RISK OF THE HOLDER OF DEBENTURES, AND EXCEPT AS OTHERWISE PROVIDED PURSUANT TO "--GUARANTEED DELIVERY PROCEDURE," DELIVERY WILL BE DEEMED MADE WHEN ACTUALLY RECEIVED BY THE DEPOSITARY. INSTEAD OF EFFECTING DELIVERY BY MAIL, IT IS RECOMMENDED THAT TENDERING HOLDERS USE AN OVERNIGHT OR HAND DELIVERY SERVICE. IF SUCH DELIVERY IS BY MAIL, IT IS RECOMMENDED THAT HOLDERS OF DEBENTURES USE REGISTERED MAIL, PROPERLY INSURED, WITH RETURN RECEIPT REQUESTED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ENSURE DELIVERY TO THE DEPOSITARY PRIOR TO THE EXPIRATION TIME.

    DEBENTURES HELD BY RECORD HOLDERS. Each record holder who wishes to tender Debentures must complete and sign a Letter of Transmittal and mail or deliver such Letter of Transmittal and any other documents required by the Letter of Transmittal together with certificate(s) representing all tendered Debentures, to the Depositary at its address set forth on the back cover page of this Offer to Purchase, or the holder must comply with the guaranteed delivery procedures set forth in this Offer to Purchase.

    All signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, must be guaranteed by an Eligible Institution (as defined below) unless the Debentures tendered or withdrawn, as the case may be, pursuant thereto are tendered (i) by a holder of Debentures (which term, for purposes of the Letter of Transmittal, shall include any participant in the Book-Entry Transfer Facility whose name appears on a Debenture position listing as the owner of Debentures) who has not completed the box entitled "Special Payment Instructions" or "Special Delivery Instructions" on the

Letter of Transmittal or (ii) for the account of an Eligible Institution. If Debentures are registered in the name of a person other than the signer of a Letter of Transmittal or a notice of withdrawal, as the case may be, or if payment is to be made or certificates for unpurchased Debentures are to be issued or returned to a person other than the holder, then the Debentures must be endorsed by the holder, or be accompanied by a written instrument or instruments of transfer in form satisfactory to the Company, duly executed by the holder, with such signatures guaranteed by an Eligible Institution. In the event that signatures on a Letter of Transmittal (or other document) are required to be guaranteed, such guarantee must be by a firm that is a member of a registered national securities exchange or a member of the National Association of Securities Dealers, Inc. or by a commercial bank or trust company having an office in the United States (each of the foregoing being an "Eligible Institution").

    All signatures on a notice of withdrawal must be guaranteed by a recognized participant in the Securities Transfer Agents Medallion Program, the NYSE Medallion Signature Program or the Stock Exchange Medallion Program; provided, however, that signatures on the notice of withdrawal need not be guaranteed if the Debentures being withdrawn are held for the account of a firm or other entity identified in Rule 17ad-15 under the Exchange Act, including (as such terms are defined therein): (i) a bank; (ii) a broker, dealer, municipal securities dealer, municipal securities broker, government securities dealer or government securities broker; (iii) a credit union; (iv) a national securities exchange, registered securities association or clearing agency; or (v) a savings institution that is a participant in a Securities Transfer Association recognized program. A withdrawal of an instruction must be executed by a DTC participant in the same manner as such DTC participant's name appears on its transmission through ATOP, to which such withdrawal relates.

    No alternative, conditional, irregular or contingent tenders will be accepted (unless waived). By executing a Letter of Transmittal or transmitting an acceptance through ATOP, each tendering holder waives any right to receive any notice of the acceptance for purchase of its Debentures.

    PAYMENT OF PURCHASE PRICE. Tendering holders should indicate in the applicable box in the Letter of Transmittal, or to the Book-Entry Transfer Facility in the case of holders of Debentures who electronically transmit their acceptance through ATOP, the name and address to which payment of the cash consideration and/or certificates evidencing Debentures not accepted for purchase, each as appropriate, are to be issued or sent, if different from the name and address of the person signing the Letter of Transmittal or transmitting such acceptance through ATOP, as the case may be. In the case of issuance in a different name, the employer identification or Social Security number of the person named must also be indicated and a Substitute Form W-9 for such recipient must be completed. If no such instructions are given, such payment of the cash consideration or Debentures not accepted for purchase, as the case may be, will be made or returned, as the case may be, to the holder of such tendered Debentures. Persons who are beneficial owners, but not holders, of Debentures and who seek to tender Debentures should (i) contact the holder of such Debentures and instruct such holder to tender on their behalf, (ii) obtain and include with the accompanying Letter of Transmittal Debentures properly endorsed for transfer by the holder or accompanied by a properly completed bond power from the holder, with signatures on the endorsement or bond power guaranteed by an Eligible Institution or (iii) effect a record transfer of such Debentures from the holder to such beneficial owner and comply with the requirements applicable to holders for tendering Debentures prior to the Expiration Time. Any Debentures properly tendered prior to the Expiration Time accompanied by a properly completed Letter of Transmittal or a properly transmitted Agent's Message for such Debentures will be transferred of record by the registrar either prior to or as of the Expiration Time at the discretion of the Company.

    BACKUP FEDERAL INCOME TAX WITHHOLDING. Under the federal income tax laws, the Depositary will be required to withhold and will remit to the United States Treasury 31% of the amount of the cash consideration paid to certain holders of Debentures pursuant to the Offer. In order to avoid such backup withholding, each tendering holder of Debentures electing to tender Debentures pursuant to the Tender Offer must provide the Depositary with such holder's or payee's correct taxpayer identification number and certify that such holder or payee is not subject to such backup withholding by completing the Substitute Form W-9 provided in the Letter of Transmittal or an IRS Form W-8 to establish the holders' status as an exempt foreign person.

    DETERMINATION OF VALIDITY. All questions as to the amount of Debentures to be accepted, the price to be paid for Debentures to be accepted, the form of all documents and the validity (including the time of receipt), eligibility, acceptance and withdrawal of tendered Debentures will be determined by the Company in its sole discretion, which determination shall be final and binding. The Company expressly reserves the absolute right (i) to reject any and all tenders not in proper form and to determine whether the acceptance of or payment by it for such tenders would be unlawful and (ii) subject to applicable law, to waive or amend any of the conditions to the Offer or to waive any defect or irregularity in the tender of any of the Debentures. None of the Company, the Dealer Manager, the Depositary, the Information Agent or any other person will be under any duty to give notification of any defects or irregularities in tenders or will incur any liability for failure to give any such notification. No tender of Debentures will be deemed to have been validly made until all defects and irregularities with respect to such Debentures have been cured or waived. Any Debentures received by the Depositary that are not properly tendered and as to which irregularities have not been cured or waived will be returned by the Depositary to the appropriate tendering holder as soon as practicable. Interpretation of the terms and conditions of the Offer (including the Letter of Transmittal and the instructions thereto) by the Company will be final and binding on all parties.

GUARANTEED DELIVERY PROCEDURE

    If a holder of Debentures (DTC participants or record holders) desires to tender such Debentures, and the Debentures are not immediately available, or if time will not permit such holder's Debentures or any other required documents to be delivered to the Depositary prior to the Expiration Time, or the procedures for book-entry transfer cannot be completed prior to the Expiration Time, then such Debentures may nevertheless be tendered for purchase if all of the following guaranteed delivery procedure conditions are met:

    (i) the tender for purchase is made by or through an Eligible Institution;

    (ii) prior to the Expiration Time, the Depositary receives from such Eligible Institution (a) a properly completed and duly executed Notice of Guaranteed Delivery (by telegram, telex facsimile transmission, mail or hand delivery) in the form provided, that contains a signature guaranteed by an Eligible Institution in the form set forth in such Notice of Guaranteed Delivery, unless such tender is for the account of an Eligible Institution (in which case no signature guarantee shall be required), and sets forth the name and address of the holder of the Debentures and the principal amount of the Debentures tendered for purchase states that the tender is being made thereby and guarantees that, within three NYSE trading days after the date of execution of the Notice of Guaranteed Delivery, the Letter of Transmittal (or facsimile thereof), properly completed and duly executed, together with the Debentures and any required signature guarantees and any other documents required by such Letter of Transmittal will be deposited by the Eligible Institution with the Depositary or (b) an Agent's Message with respect to guaranteed delivery that is accepted by the Company; and

   (iii) all tendered Debentures (or a confirmation of a book-entry transfer of such Debentures into the Depositary's account at the Book-Entry Transfer Facility as described above) as well as the Letter of Transmittal (or facsimile thereof), properly completed and duly executed, with any required signature guarantees, and all other documents required by such Letter of Transmittal, or a properly transmitted Agent's Message, shall be received by the Depositary within three NYSE trading days after the date of execution of the Notice of Guaranteed Delivery.

    Notwithstanding any other provision hereof, the purchase of Debentures pursuant to the Tender Offer will in all cases be made only after timely receipt by the Depositary of certificates for such Debentures (or Book-Entry Confirmation thereof) and the Letter of Transmittal (or manually signed facsimile thereof) in respect thereof, properly completed and duly executed, together with any required signature guarantees and any other documents required by such Letter of Transmittal or a properly transmitted Agent's Message.

WITHDRAWAL OF TENDERS

    Tenders of Debentures may be withdrawn pursuant to the Tender Offer at any time prior to the Expiration Time. Thereafter, such tenders may be withdrawn only if the Tender Offer is terminated without any Debentures being accepted by the Company for purchase thereunder or if the Company reduces the Purchase Price or the principal amount of the Debentures subject to the Tender Offer.

    Any holder of Debentures who has tendered Debentures may withdraw such Debentures prior to the Expiration Time by delivery of a written notice of withdrawal, subject to the limitations described herein. To be effective, a written telegraphic, telex or facsimile transmission notice of withdrawal (or a notice delivered by hand or by mail) of a tender must (i) be timely received by the Depositary at its address set forth on the back cover hereof prior to the Expiration Time, (ii) specify the name of the person having tendered the Debentures to be withdrawn, the principal amount of such Debentures to be withdrawn and, if certificates for Debentures have been tendered, the name of the holder(s) of such Debentures as set forth in such certificates if different from that of the person who tendered such Debentures, (iii) identify the Debentures to be withdrawn and (iv) (a) be signed by the holder in the same manner as the original signature on the Letter of Transmittal by which such Debentures were tendered (including any required signature guarantees) or (b) be accompanied by evidence satisfactory to the Company and the Depositary that the holder withdrawing such tender has succeeded to beneficial ownership of such Debentures. If certificates representing Debentures to be withdrawn have been delivered or otherwise identified to the Depositary, then the name of the holder and the serial numbers of the particular certificate evidencing the Debentures to be withdrawn and a signed notice of withdrawal with signatures guaranteed by an Eligible Institution, except in the case of Debentures tendered by an Eligible Institution (in which case no signature guarantee shall be required), must also be so furnished to the Depositary as described above prior to the physical release of the certificates for the withdrawn Debentures. If Debentures have been tendered pursuant to the procedures for book-entry transfer as described above, any notice of withdrawal of Debentures must also specify the name and number of the account at the Book-Entry Transfer Facility to be credited with the withdrawn Debentures. The Company reserves the right to contest the validity of any withdrawal. A purported notice of withdrawal which is not received by the Depositary in a timely fashion will not be effective to withdraw a Debenture previously tendered.

    Any permitted withdrawals of tenders of Debentures may not be rescinded, and any Debentures properly withdrawn will thereafter be deemed not validly tendered for purposes of the Tender Offer; provided, however, that withdrawn Debentures may be re-tendered by again following one of the appropriate procedures described herein at any time prior to the Expiration Time.

    If the Company extends the Tender Offer or is delayed in its acceptance for purchase of Debentures or is unable to purchase Debentures pursuant to the Tender Offer for any reason, then, without prejudice to the Company's rights under the Tender Offer, the Depositary may, subject to applicable law, retain tendered Debentures on behalf of the Company, and such Debentures may not be withdrawn (subject to Rule 14e-1 under the Exchange Act, which requires that the Company deliver the consideration offered or return the Debentures deposited by or on behalf of the holders of Debentures promptly after the termination or withdrawal of the Tender Offer), except to the extent that tendering holders are entitled to withdrawal rights as described herein. See "--Expiration Time; Extensions; Termination; Amendments."

    All questions as to the validity, form and eligibility (including the time of receipt) of notices of withdrawal of Debentures will be determined in the sole discretion of the Company, whose determination will be final and binding on all parties. None of the Company, the Dealer Manager, the Depositary, the Information Agent nor any other person will be under any duty to give notification of any defects or irregularities in any notice of withdrawal of Debentures or incur any liability for failure to give any such notification.

ACCEPTANCE OF DEBENTURES FOR PURCHASE; PAYMENT OF THE PURCHASE PRICE

    Upon the terms and subject to the conditions of the Tender Offer, the Company will accept all Debentures validly tendered prior to the Expiration Time and not validly withdrawn. Subject to rules promulgated pursuant to the Exchange Act, the Company expressly reserves the right to delay acceptance of any of the Debentures or to terminate the Tender Offer and not accept for purchase any Debentures not theretofore accepted if any of the conditions set forth under the heading "--Conditions of the Tender Offer" shall not have been satisfied or waived by the Company. The Company will make payment of the Purchase Price pursuant to the Tender Offer promptly after the acceptance for purchase of Debentures validly tendered and not withdrawn pursuant to the Tender Offer. In all cases, the purchase of Debentures accepted for purchase pursuant to the Tender Offer will be made only after timely receipt by the Depositary of (i) certificates representing such Debentures or timely confirmation of a book-entry transfer of such Debentures into the Depositary's account at DTC pursuant to the procedures set forth under "--Procedures for Tendering Debentures," (ii) a properly completed and duly executed Letter of Transmittal (or manually signed facsimile thereof) or a properly transmitted Agent's Message (as defined below) and (iii) any other documents required thereby.

    For purposes of the Tender Offer, the Company shall be deemed to have accepted validly tendered and not properly withdrawn Debentures when, as and if the Company gives oral or written notice thereof to the Depositary. The Depositary will act as agent for the tendering holders of Debentures for the purposes of receiving the cash consideration from the Company and transmitting the cash consideration to the tendering holders. Under no circumstances will any additional amount be paid by the Company or the Depositary by reason of any delay in making such payment.

    All questions as to the validity, form, eligibility (including the time of receipt), acceptance and withdrawal of tendered Debentures will be resolved by the Company, whose determination will be final and binding. The Company reserves the absolute right to (i) reject any or all tenders and deliveries that are not in proper form or the acceptance of which would, in the opinion of counsel for the Company, be unlawful and (ii) waive any irregularities or conditions of tender as to particular Debentures. The Company's interpretation of the terms and conditions of the Tender Offer (including the instructions in the Letter of Transmittal) will be final and binding. Unless waived, any irregularities or defects in connection with tenders of Debentures must be cured within such time as the Company determines. Neither the Company nor the Depositary shall be under any duty to give notification of irregularities or defects in such tenders or deliveries or shall incur any liability for failure to give such notification. Tenders of Debentures will not be deemed to have been made until such irregularities have been cured to the satisfaction of, or waived by, the Company.

    If, for any reason whatsoever, acceptance for purchase of any Debentures tendered pursuant to the Tender Offer is delayed, or the Company is unable to accept for purchase Debentures tendered pursuant to the Tender Offer, then, without prejudice to the Company's rights set forth herein, the

Depositary may nevertheless, on behalf of the Company, and subject to rules promulgated pursuant to the Exchange Act, retain tendered Debentures, and such Debentures may not be withdrawn except to the extent that the tendering holder of such Debentures is entitled to withdrawal rights as described herein. See "--Withdrawal of Tenders."

    Under no circumstances will any interest be payable because of any delay in the transmission of funds to the holders of purchased Debentures. If any tendered Debentures are not accepted for purchase because of an invalid tender, the occurrence or non-occurrence of certain other events set forth herein or otherwise, then such unaccepted Debentures will be returned, at the Company's expense, to the tendering holder thereof (or, in the case of Debentures tendered by book-entry transfer, such Debentures will be credited to the account maintained at DTC from which such Debentures were delivered) as promptly as practicable after the Expiration Time or the termination of the Tender Offer.

    No alternative, conditional or contingent tenders of Debentures will be accepted. A tendering holder, by execution of a Letter of Transmittal, or facsimile thereof, or by electronically transmitting its acceptance through ATOP, waives all rights to receive notice of acceptance of such holder's Debentures for purchase.

CONDITIONS OF THE TENDER OFFER

    The Company will not be required to accept any Debentures for purchase and may terminate or amend the Tender Offer, as provided herein, before the acceptance of any Debentures, if the Tender Offer has not been consummated. Notwithstanding any other provision of the Tender Offer, the Company shall not be required to accept any Debentures for purchase, and may terminate, extend or amend the Tender Offer and may postpone, subject to Rule 14e-l under the Exchange Act, the acceptance of Debentures so tendered, whether or not any other Debentures have theretofore been accepted for purchase pursuant to the Tender Offer, if, on or prior to the Expiration Time, any of the following conditions exist:

    (i) the Minimum Tender Condition, which requires that Debentures representing not less than $50 million in aggregate principal amount of Debentures outstanding be validly tendered (and not withdrawn) prior to the Expiration Time, shall not have been satisfied;

    (ii) there shall have been any action taken or threatened, or any action pending, by or before any local, state, federal or foreign government or governmental regulatory or administrative agency or authority or by any court or tribunal, domestic or foreign, or any statute, rule, regulation, judgment, order, stay, decree or injunction proposed, sought, promulgated, enacted, entered, enforced or deemed applicable to the Tender Offer which (a) in the sole judgment of the Company, might directly or indirectly prohibit, prevent, restrict or delay consummation of the Tender Offer or otherwise relates in any manner to the Tender Offer, (b) in the sole judgment of the Company, could materially adversely affect the business, condition (financial or otherwise), income, operations, properties, assets, liabilities or prospects of the Company and its subsidiaries, taken as a whole, or (c) would materially impair the contemplated benefits of the Tender Offer to the Company or be material to holders of Debentures in deciding whether to accept the Tender Offer;

   (iii) there shall have occurred or be likely to occur any event affecting the business or financial affairs of the Company, or its subsidiaries, that, in the sole judgment of the Company, would or might result in any of the consequences referred to in paragraph (ii) above;

    (iv) there shall have occurred: (a) any general suspension of, or limitation on prices for, trading in securities in the United States securities or financial markets or any other significant adverse change in United States securities or financial markets; (b) any significant change in the price of the Debentures; (c) a material impairment in the trading market for debt securities generally; (d) a declaration of a banking moratorium or any suspension of payments in respect of banks by federal or state authorities in the United States (whether or not mandatory); (e) a declaration of a national emergency or commencement of a war, armed hostilities or other national or international crisis directly or indirectly involving the United States; (f) any limitation (whether or not mandatory) by any governmental or regulatory authority on, or any other event that, in the sole judgment of the Company, might affect the nature or extension of credit by banks or other financial institutions;
         (g) any significant change in United States currency exchange rates or a suspension of, or limitation on, the markets therefor (whether or not mandatory); or (h) in the case of any of the foregoing existing at the time of the commencement of the Tender Offer, in the sole judgment of the Company, a material acceleration, escalation or worsening thereof;

    (v) there shall exist, in the sole judgment of the Company, any actual or threatened legal impediment (including a default under an agreement, indenture or other instrument or obligation to which the Company is a party, or by which it is bound) to the acceptance for payment of, or payment for, any of the Debentures; and

    (vi) there shall have occurred or be likely to occur any event affecting the business or financial affairs of the Company, or its subsidiaries, that, in the sole judgment of the Company, could prevent, restrict or delay consummation of the Tender Offer or materially impair the contemplated benefits of the Tender Offer.

    The foregoing conditions are for the sole benefit of the Company and may be asserted by the Company, in its sole discretion, regardless of the circumstances giving rise to any such condition (including any action or inaction by the Company) and may be waived by the Company, in whole or in part, at any time and from time to time in its sole discretion. If any of the foregoing events shall have occurred, the Company may, subject to applicable law, (i) terminate the Tender Offer and return all Debentures tendered pursuant to the Tender Offer to the tendering holders, (ii) extend the Tender Offer and retain all tendered Debentures until the extended Expiration Time, (iii) amend the terms of the Tender Offer in any respect or modify the consideration to be paid pursuant to the Tender Offer or (iv) waive the unsatisfied condition or conditions with respect to the Tender Offer and accept all validly tendered Debentures. See "--Expiration Time; Extensions; Termination; Amendments" and "--Procedures for Tendering Debentures." The failure by the Company at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right and each such right shall be deemed an ongoing right which may be asserted at any time and from time to time. Any determination by the Company concerning the events described in this section shall be final and binding upon all persons.

EXPIRATION TIME; EXTENSIONS; TERMINATION; AMENDMENTS

    The Tender Offer will expire at the Expiration Time, as such time and date may be extended. The Tender Offer may be extended by the Company in its sole discretion. The Company shall notify the Depositary of any extension by oral or written notice and shall make a public announcement thereof, each prior to 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Time. Such announcement may state that the Company is extending the Tender Offer, for a specified period or on a daily basis.

    The Company also expressly reserves the right, at any time or from time to time, to extend the period of time during which the Tender Offer is open. There can be no assurance that the Company will exercise its right to extend the Tender Offer. During any extension of the Tender Offer, all Debentures previously tendered pursuant thereto and not withdrawn will remain subject to the Tender

Offer and may be accepted for purchase at the expiration of the Tender Offer subject to the right, if any, of a tendering holder to withdraw its Debentures. See "--Withdrawal of Tenders."

    The Company also expressly reserves the right, subject to applicable law and the terms of the Tender Offer, (i) to delay the acceptance for purchase of any Debentures or, regardless of whether such Debentures were theretofore accepted for purchase, to delay the purchase of any Debentures pursuant to the Tender Offer and to terminate the Tender Offer and not accept for purchase any Debentures, upon the failure of any of the conditions to the Tender Offer specified herein to be satisfied, by giving oral or written notice of such delay or termination to the Depositary and (ii) at any time, or from time to time, to amend the Tender Offer in any respect. Except as otherwise provided herein, withdrawal rights with respect to Debentures tendered pursuant to the Tender Offer will not be extended or reinstated as a result of an extension or amendment of the Tender Offer. See "--Withdrawal of Tenders." The reservation by the Company of the right to delay acceptance for purchase of Debentures is subject to the provisions of Rule 14e-1(c) under the Exchange Act, which requires that the Company pay the consideration offered or return the Debentures deposited by or on behalf of holders thereof promptly after the termination or withdrawal of the Tender Offer.

    Any extension, delay, termination or amendment of the Tender Offer will be followed as promptly as practicable by a public announcement thereof. Without limiting the manner in which the Company may choose to make a public announcement of any extension, delay, termination or amendment of the Tender Offer, the Company shall have no obligation to publish, advertise or otherwise communicate any such public announcement, other than by issuing a release to the Dow Jones News Service, except in the case of an announcement of an extension of the Tender Offer, in which case the Company shall have no obligation to publish, advertise or otherwise communicate such announcement other than by issuing a notice of such extension by press release or other public announcement, which notice shall be issued no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Time.

    If the Company shall decide to decrease the amount of Debentures being sought in the Tender Offer or to increase or decrease the consideration offered to holders of Debentures, the Company will, to the extent required by applicable law, cause the Tender Offer to be extended, if necessary, so that the Tender Offer remains open at least until the expiration of ten business days from the date that such notice is first published, sent or given by the Company. See "--Withdrawal of Tenders."

    If the Company makes a material change in the terms of the Tender Offer or the information concerning the Tender Offer or waives any condition to the Tender Offer that results in a material change to the circumstances of the Tender Offer, then the Company will disseminate additional tender offer materials to the extent required under the Exchange Act and will extend the Tender Offer to the extent required in order to permit holders of Debentures adequate time to consider such materials. The minimum period during which the Tender Offer must remain open following material changes in the terms of the Tender Offer or information concerning the Tender Offer, other than a change in the Purchase Price or percentage of Debentures sought, will depend upon the specific facts and circumstances, including the relative materiality of the terms or information.

LOST OR MISSING CERTIFICATES

    If a holder of Debentures desires to tender Debentures pursuant to the Tender Offer, but such Debentures have been mutilated, lost, stolen or destroyed, such holder should write to or telephone the Trustee under the Indenture at the address listed below, concerning the procedures for obtaining replacement certificates for such Debentures, arranging for indemnification or any other matter that requires handling by such Trustee.

    The address for the Trustee is as follows:

    Bankers Trust Company
    Four Albany Street
    New York, New York 10006
    Attention: Corporate Trust & Agency Group

             CONSIDERATIONS FOR NON-TENDERING HOLDERS OF DEBENTURES

    The following considerations, in addition to the other information set forth herein, should be considered carefully prior to determining whether or not to tender Debentures.

RESTRICTIONS ON THE MINORITY AFFILIATES OF GRUPO DINA FROM MAKING DIVIDENDS AND
  OTHER DISTRIBUTIONS

    Except for the Final Distribution to the Company, the new indebtedness incurred by TMO as part of the Transactions contains covenants restricting the ability of TMO to make distributions to the Company. As a result of the Transactions, (1) Grupo Dina, now a minority shareholder in MCII Holdings, no longer has the ability to control the decisions (including dividend policies and payments) of MCII Holdings and TMO and (2) TMO's ability to pay dividends to Grupo Dina is limited by certain restrictive covenants imposed by TMO's new senior subordinated notes and credit facility. Therefore, dividends paid to Grupo Dina by its Mexican truck operations are likely to be the principal source of cash flows available to Grupo Dina to service the Debentures.

DEPENDENCE ON MEXICAN TRUCK OPERATIONS

    Unless dividends are declared by MCII Holdings and TMO, Grupo Dina's principal source of liquidity following the Transactions will be the cash flows of its Mexican truck subsidiary, Camiones. Camiones' recent operating performance has been significantly and adversely affected by the economic crisis generally experienced in Mexico, increasing competition in the Mexican truck market and the necessity to develop a new proprietary line of truck products as a result of the expiration of Camiones' product technology license with Navistar.

    To address these issues, Camiones has undertaken a strategy to focus on exporting its newly developed line of trucks to the United States and Canada. This strategy is highly capital intensive and involves numerous risks. First, the U.S. and Canadian markets are highly competitive and include numerous well known and strongly capitalized competitors. Second, Camiones will be entering these markets with an untested product line as a manufacturer that has not previously been a market participant. Third, the Company must establish an extensive dealer and maintenance network. Fourth, delays and unanticipated manufacturing difficulties are common in product launches of the scope being undertaken by Camiones. Finally, the phased elimination of import quotas under the North American Free Trade Agreement (NAFTA) could gradually erode Camiones' anticipated pricing advantages as more U.S. and Canadian manufacturers establish truck manufacturing facilities in Mexico. Although Grupo Dina is committing substantial capital and managerial resources to its strategy, no assurance can be given that its new product line will be successfully executed or that it will be able to successfully penetrate the U.S. and Canadian truck markets.

INCURRENCE OF ADDITIONAL INDEBTEDNESS

    As part of the Transactions, substantially all of the outstanding indebtedness, other than the Debentures, of Grupo Dina and its subsidiaries has been repaid and retired. Consequently, all the covenants restricting Grupo Dina's ability to incur additional indebtedness have been eliminated. In addition, Grupo Dina entered an investment agreement with the holders of the 61% controlling equity interest in MCII Holdings which permits Grupo Dina to pledge up to 50% of its minority interest in MCII Holdings to secure additional borrowings. In an effort to finance the expansion of its truck development operations, Grupo Dina intends to approach several financial institutions to discuss accessing new sources of financing. The incurrence by Grupo Dina of substantial additional indebtedness in the future and any restrictive covenants that are a part thereof could adversely affect the holders of Debentures that do not tender.

ADVERSE EFFECTS ON TRADING MARKET FOR THE DEBENTURES

    There currently is a limited trading market for the Debentures, which are not listed on any exchange. To the Company's knowledge, the Debentures are traded infrequently in transactions arranged through market makers, and there is no publicly available pricing information for the Debentures. Quotations for securities that are not widely traded, such as the Debentures, may differ from actual trading prices and should be viewed as approximations. Holders are urged to contact their brokers with respect to the current market prices, if any, for the Debentures. The extent of the market for the Debentures following consummation of the Tender Offer will depend upon, among other things, the remaining outstanding principal amount of the Debentures after the Tender Offer, the number of holders remaining at such time and the interest in maintaining a market in the Debentures on the part of securities firms.

                   CERTAIN INFORMATION CONCERNING THE COMPANY

    The Debentures were issued under the Indenture, among the Company, as issuer, and Bankers Trust Company, as Trustee.

    Grupo Dina is a holding company organized in 1989 in the United Mexican States as a limited liability company with variable capital (SOCIEDAD ANONIMA DE CAPITAL VARIABLE). Through its subsidiaries, Grupo Dina engages in two principal types of business: (1) manufacturing medium- and heavy-duty trucks and replacement parts in Mexico through its wholly-owned subsidiary, Camiones and
(2) manufacturing and selling coaches and replacement parts in North America through its 39% minority interest in MCII Holdings.

    Commencing in 1995, the Company's two principal lines of business began to experience divergent operating results. While the Company's North American coach business experienced strong growth and operating results, its Mexican truck operations were negatively impacted by the economic crisis generally experienced in the Mexican economy. The Mexican economic crisis was characterized by exchange rate instability, high inflation, high domestic interest rates, negative economic growth and reduced consumer purchasing power. In 1994, the last year prior to the Mexican economic crisis, the Mexican truck market reported approximately 30,500 unit sales, of which Camiones enjoyed an approximately one-third market share. Industry-wide sales did not begin to rebound until 1997 and 1998 (approximately 16,900 and 22,100 unit sales, respectively), however, as a result of increasing competitive and liquidity pressures, Camiones' share of the Mexican truck market declined to 14% and 10% in 1997 and 1998, respectively.

    At the same time, Camiones' capital needs significantly increased with the expiration of its longstanding product technology license with Navistar and the resulting need to develop its own proprietary line of trucks. The Company's capital structure included significant indebtedness at both the holding company and subsidiary levels and many of the debt instruments governing subsidiary indebtedness contained covenants restricting their ability to declare and pay dividends and make other distributions to the Company. In early 1999, Grupo Dina recognized a pending liquidity crisis as it anticipated that the Company and its Mexican subsidiaries had insufficient cash flows to service their indebtedness, and the indebtedness of the Company's U.S. subsidiaries prohibited the transfer of available cash for this purpose. The Company undertook the series of transactions more particularly described under "Description of the Transactions" to restructure its indebtedness and alleviate these liquidity concerns.

    As part of the consummation of the Transactions on June 16, 1999, Grupo Dina, among other things, (i) became a 39% minority stockholder of its MCII Holdings subsidiary and (ii) refinanced substantially all of the indebtedness of the Company and its subsidiaries, other than the Debentures. In addition, MCII Holdings made the $71.4 million Final Distribution to Grupo Dina, representing the excess of the proceeds raised over the aggregate of the total indebtedness refinanced, accrued interest, and transaction premiums, fees and expenses of the Transactions. The Transactions were financed in part by new indebtedness incurred by TMO, pursuant to debt instruments that restrict further dividends or distributions to MCII Holdings or Grupo Dina. See "Description of the Transactions." As a result, dividends paid to Grupo Dina by Camiones are likely to be the principal source of cash flows available to Grupo Dina to service the Debentures.

    For more information concerning the Company, see Grupo Dina's (1) Annual Report on Form 20-F for the year ended December 31, 1998 and (2) Report on Form 6-K dated May 1, 1999, each of which is incorporated by reference herein. See "Incorporation of Certain Information by Reference" and "Available Information."

                        DESCRIPTION OF THE TRANSACTIONS

    On June 16, 1999, the Company consummated its plan to recapitalize and restructure substantially all of the indebtedness of Grupo Dina and its subsidiaries through the following series of related Transactions.

    SALE OF MAJORITY EQUITY INTEREST IN MCII HOLDINGS. On June 16, 1999, certain institutional investors led by the Joseph Littlejohn & Levy Fund III L.P. invested $175 million in MCII Holdings comprised of (1) a $125 million investment in common equity and warrants to purchase common equity, and (2) a $50 million investment in the form of MCII Holdings' senior notes. As a result of this investment and certain redemption transactions, such institutional investors now own in the aggregate 61% of MCII Holdings and the Company has a 39% minority interest. By selling its majority position, the Company will no longer consolidate MCII Holdings in its financial statements, instead it will account for its investment in MCII Holdings pursuant to the equity method. For the year ended December 31, 1998, MCII Holdings' sales, operating income and total assets represented 86%, 139% and 65% of Grupo Dina's consolidated sales, operating income and assets, respectively.

    THE ASSET TRANSFERS. Concurrent with the consummation of the Transactions, the Company made transfers of certain immaterial assets and subsidiaries in order to concentrate its core coach business assets at or under MCII Holdings. In addition, MCII Holdings canceled certain inter-company advances and receivables due from Grupo Dina that totaled approximately $115 million.

    THE FINANCING TRANSACTIONS. As part of the Transactions, TMO, a wholly-owned subsidiary of MCII Holdings:

    - issued through a private placement $152.3 million aggregate principal amount of 11 1/4% senior subordinated notes due 2009;

    - entered into a $445 million new senior credit facility and made initial borrowings of $333 million in the form of term loans, leaving an additional $112 million in revolving credit commitments available;

    - repaid or redeemed (1) all amounts outstanding under its existing senior credit facility, approximately $165 million, including accrued interest,
      (2) its approximately $100 million outstanding 9.02% senior notes, (3) its approximately $40 million outstanding increasing rate notes and (4) approximately $14.0 million outstanding under an existing credit facility of Dina Autobuses, S.A. de C.V.;

    - advanced proceeds from the financing transactions to Grupo Dina in the form of a partial redemption to enable Grupo Dina to complete tender offers and consent solicitations for (1) Grupo Dina's $206.5 million aggregate principal amount of senior secured discount notes due 2002, plus accrued interest, and (2) the $35 million outstanding senior secured guaranteed notes due 2000, plus accrued interest, of Dina Trucks (USA) L.L.C., a subsidiary of Grupo Dina ("Dina Trucks"); and

    - made the $71.4 million Final Distribution to Grupo Dina, representing the excess of the foregoing debt and equity proceeds over the amount required to repurchase and repay the foregoing indebtedness and to pay accrued interest, transaction premiums, fees and expenses. The Final Distribution was made to Grupo Dina pursuant to a partial redemption distribution for MCII Holdings common stock. The senior subordinated notes and new senior credit facility of TMO restrict further dividends or distributions to Grupo Dina or MCII Holdings.

SOURCES AND USES OF FUNDS

    The following table sets forth the sources and uses of funds in connection with the Transactions:

                                                                                     AMOUNT
                                                                                    (DOLLARS
                                                                                       IN
                                                                                    MILLIONS)
                                                                                   -----------
SOURCES OF FUNDS:
  Cash on hand at TMO............................................................   $    33.1
  New TMO Senior Credit Facility(1)..............................................       333.0
  New TMO Senior Subordinated Notes, net of issue discount.......................       150.1
  Equity Investment in MCII Holdings.............................................       175.0
                                                                                   -----------
    TOTAL SOURCES................................................................   $   691.2
                                                                                   -----------
                                                                                   -----------

USES OF FUNDS:
  Repayment of TMO's Existing Senior Credit Facility(2)..........................   $   165.0
  Repayment of TMO's 9.02% Senior Notes..........................................       100.0
  Repayment of Autobuses' Existing Credit Facility...............................        14.0
  Purchase of Dina Trucks' Senior Secured Guaranteed Notes (3)...................        35.0
  Purchase of Grupo Dina's Senior Secured Discount Notes (4).....................       206.5
  Repayment of TMO's Senior Subordinated Increasing Rate Notes...................        40.0
  Final Distribution to Grupo Dina...............................................        71.4
  Accrued Interest, Transaction Premiums, Fees and Expenses(5)...................        59.3
                                                                                   -----------
    TOTAL USES...................................................................   $   691.2
                                                                                   -----------
                                                                                   -----------

------------------------

(1) The borrowings consisted of term loans with an additional $112 million in revolving credit commitments available.

(2) Represented the amount outstanding immediately prior to the consummation of the Transactions. As of March 31, 1999, the balance of TMO's existing senior credit facility was $153.0 million and the balance of Autobuses' existing credit facility was $16.3 million.

(3) On May 14, 1999, Grupo Dina commenced a tender offer to purchase and consent solicitation for all of the $35.0 million principal amount outstanding senior secured guaranteed notes of Dina Trucks. As of the date of this Offer to Purchase, all senior secured guaranteed notes had been tendered and purchased pursuant to the tender offer.

(4) On May 14, 1999, Grupo Dina commenced a tender offer to purchase and consent solicitation for all of the $206.5 million outstanding senior secured discount notes that were jointly issued by

    Grupo Dina and MCII Holdings. As of the date of this Offer to Purchase, approximately 99.97% of the senior secured discount notes had been tendered and purchased pursuant to the tender offer. On June 17, 1999, Grupo Dina gave notice of its intention to redeem all senior secured discount notes not purchased in the tender offer.

(5) Accrued interest, transactions premiums, fees and expenses included (A) a redemption premium on TMO's 9.02% senior notes of approximately $6.0 million, (B) $0.2 million of accrued interest on Autobuses' existing credit facility, (C) $0.6 million of accrued interest on Dina Trucks' senior secured guaranteed notes, (D) $14.5 million of accrued interest on Grupo Dina's senior secured discount notes and (E) $0.2 million of accrued interest and a $0.2 million redemption premium on TMO's senior subordinated increasing rate notes.

             SUMMARY HISTORICAL CONSOLIDATED FINANCIAL INFORMATION

    Set forth below is certain summary historical consolidated financial information of Grupo Dina and its subsidiaries. The historical financial information (other than the ratio of earnings to fixed charges) has been derived from (i) the audited consolidated financial statements included in Grupo Dina's Annual Report on Form 20-F for the fiscal year ended December 31, 1998 (the "Annual Report") and the other information and data contained in the Annual Report and (ii) the unaudited consolidated financial statements included in Grupo Dina's Report on Form 6-K dated May 1, 1999, each of which is incorporated by reference herein. More comprehensive financial information is included in such reports and the financial information which follows is qualified in its entirety by reference to such reports and all of the financial statements and related notes contained therein, copies of which may be obtained as set forth under the caption "Additional Information" elsewhere in this Offer to Purchase. The Company's consolidated financial statements are prepared in accordance with Mexican generally accepted accounting principles ("Mexican GAAP"), which differ in certain respects from U.S. generally accepted accounting principles ("U.S. GAAP"). Management believes that the unaudited consolidated financial information has been prepared on the same basis as the audited consolidated financial information and includes all adjustments necessary for a fair presentation of the Company's financial condition and results of operations for such periods.

                                                                   YEAR ENDED               THREE MONTHS ENDED
                                                                  DECEMBER 31,                  MARCH 31,
                                                           ---------------------------  --------------------------
                                                             1997(1)        1998(1)       1998(2)       1999(2)
                                                           ------------  -------------  ------------  ------------
                                                             (IN THOUSANDS, EXCEPT RATIOS AND PER SHARE AMOUNTS)
STATEMENT OF OPERATIONS DATA:
Net Sales................................................   Ps8,947,451   Ps10,728,829   Ps2,615,886   Ps2,605,317
Income (Loss) Before Provisions for Taxes and Equity in
  Results of Unconsolidated Financial Entities...........       335,197       (142,787)      144,119       155,987
Net Income (Loss)........................................       127,933       (678,098)       47,506        62,848
Net Income (Loss) Applicable to Majority Interest........       135,730       (674,670)       49,979        64,010
Income (Loss) per Common Share Before Provisions for
  Taxes and Equity in Results of Unconsolidated Financial
  Entities...............................................        1.2991        (0.5534)       0.5585        0.6045
Net Income (Loss) per Common Share.......................        0.4958        (2.6280)       0.1841        0.2436
Net Income (Loss) per Common Share Applicable to Majority
  Interest...............................................        0.5260        (2.6147)       0.1937        0.2481
Ratio of Earnings to Fixed Charges(3)....................        0.5121x            --        0.7481x       1.1380x

RECONCILIATION OF NET INCOME (LOSS) TO U.S. GAAP:
Net Income (Loss) Applicable to Majority Interest Under
  Mexican GAAP...........................................    Ps 135,730    Ps (674,670)
Approximate U.S. GAAP Adjustments:
  Restatement of Prior Year Financial Statements.........       (64,574)
  Deferred Income Taxes..................................       (60,856)       228,445
  Deferred Employee Profit Sharing.......................        22,274         (5,911)
  Compensation Expense for Stock Sales Plan..............        (8,902)         7,679
  Effect of Amortizing Goodwill Over 40 Years............        58,814         49,901
  Effects of Inflation Accounting on U.S. GAAP
    Adjustments..........................................       (25,626)       (34,951)
  Effects on Minority Interest of U.S. GAAP
    Adjustments..........................................        (2,872)             6
  Start Up Costs.........................................                     (152,810)
  Adjustment for Changes to the CGPL Method in the
    Restatement of Foreign Origin Machinery(4)...........        (4,043)          (940)
                                                           ------------  -------------
Total Adjustments........................................       (85,785)        91,419
                                                           ------------  -------------
Approximate Net Income (Loss) Under U.S. GAAP............    Ps  49,945    Ps (583,251)
                                                           ------------  -------------
                                                           ------------  -------------
Approximate Net Income (Loss) per Common Share Under U.S.
  GAAP...................................................    Ps  0.1936    Ps  (2.2604)
                                                           ------------  -------------
                                                           ------------  -------------

                                               (SEE FOOTNOTES ON FOLLOWING PAGE)

                                                                                                      AS OF MARCH
                                                                            AS OF DECEMBER 31,            31,
                                                                       ----------------------------  -------------
                                                                          1997(1)        1998(1)        1999(2)
                                                                       -------------  -------------  -------------
                                                                        (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
BALANCE SHEET DATA:
Working Capital......................................................   Ps 2,811,577   Ps 2,453,974    Ps  712,076
Total Assets under Mexican GAAP......................................     11,044,658     10,921,484     10,927,194
Total Assets under U.S. GAAP.........................................     11,044,658     10,768,874     10,774,584
Long Term Debt.......................................................      6,180,503      6,732,214      4,638,198
Stockholders' Equity.................................................      2,058,720      1,131,958      1,114,047
Total Majority Stockholders' Equity..................................      2,013,035      1,130,198      1,103,772
Book Value per Common Share(5).......................................         7.9787         4.3870         4.3176
RECONCILIATION OF STOCKHOLDERS' EQUITY TO U.S. GAAP:
Majority Stockholders' Equity Under Mexican GAAP.....................   Ps 2,013,035   Ps 1,130,198
Approximate U.S. GAAP Adjustments:
  Restatement of Prior Year Financial Statements.....................        (49,168)
  Deferred Income Tax................................................        213,885        408,772
  Deferred Employee Profit Sharing...................................        (77,762)       (71,472)
  Receivable from Trust for Stock Sales Plan.........................        (11,834)       (10,012)
  Effects on Minority Interest of U.S. GAAP Adjustments..............         15,780             23
  Start Up Costs.....................................................                      (152,610)
  Adjustment for Changes in the CGPL Method in the Restatement of
    Foreign Origin Machinery(4)......................................         21,267          4,488
                                                                       -------------  -------------
Total Adjustments....................................................        112,168        179,189
                                                                       -------------  -------------
Approximate Majority Stockholders' Equity Under U.S. GAAP............   Ps 2,125,203   Ps 1,309,387

------------------------

(1) Expressed in constant Mexican pesos as of December 31, 1998.

(2) Expressed in constant Mexican pesos as of March 31, 1999.

(3) The ratios of earnings to fixed charges were computed by dividing pre-tax income before fixed charges by fixed charges. Fixed charges consist of interest expense and the interest component of operating leases. Pre-tax income before fixed charges for the year ended December 31, 1998 was insufficient to cover fixed charges by Ps 252,679,000.

(4) "CGPL" refers to the Changes in the General Prices Level method.

(5) Book value per common share is calculated as total stockholders' equity divided by the number of common shares outstanding, net of treasury shares, at the end of the period.

         SUMMARY UNAUDITED CONSOLIDATED PRO FORMA FINANCIAL INFORMATION

    The following summary unaudited consolidated pro forma financial information gives effect to the Transactions and the purchase of the Debentures pursuant to the Tender Offer based on certain assumptions described in the accompanying footnotes as if the Transactions and the Tender Offer had been consummated on January 1, 1998 with respect to the statement of operations data and as of each of December 31, 1998 and March 31, 1999 with respect to the balance sheet data. The summary unaudited consolidated pro forma financial information should be read in conjunction with the summary historical consolidated financial information and does not purport to be indicative of the results that would actually have been obtained had the Transactions and the purchase of the Debentures pursuant to the Tender Offer been completed at the dates indicated or that may be obtained in the future. The Company's consolidated financial statements are prepared in accordance with Mexican GAAP, which differ in certain respects from U.S. GAAP.

                                                                     YEAR ENDED DECEMBER 31, 1998
                                            ------------------------------------------------------------------------------
                                                                                                            PRO FORMA TO
                                                                           PRO FORMA                          REFLECT
                                                           TRANSACTION     TO REFLECT     TENDER OFFER      TRANSACTIONS
                                            HISTORICAL(1) ADJUSTMENTS(2)  TRANSACTIONS  ADJUSTMENTS(3)(4) AND TENDER OFFER
                                            ------------  --------------  ------------  ----------------  ----------------
                                                         (IN THOUSANDS, EXCEPT RATIOS AND PER SHARE AMOUNTS)
STATEMENT OF OPERATIONS DATA:
Net Sales.................................  Ps10,728,829  Ps (9,260,228)  Ps1,468,601                        Ps1,468,601
Income (Loss) Before Provisions for Taxes
  and Equity in Results of Unconsolidated
  Financial Entities......................      (142,787)      (846,954)     (989,741)                          (989,741)
Net Income (Loss).........................      (678,098)       284,286      (393,812)        468,419             74,607
Net Income (Loss) Applicable to Majority
  Interest................................      (674,670)       284,286      (390,384)        468,419             78,035
Income (Loss) per Common Share Before
  Provisions for Taxes and Equity in
  Results of Unconsolidated Financial
  Entities................................       (0.5534)                     (3.8358)                           (3.8358)
Net Income (Loss) per Common Share........       (2.6280)                     (1.5262)                            0.2891
Net Income (Loss) per Common Share
  Applicable to Majority Interest.........       (2.6147)                     (1.5130)                            0.3024
Ratio of Earnings to Fixed Charges(5).....            --                                                         2.9301x

RECONCILIATION OF NET INCOME (LOSS) TO
  U.S. GAAP:
Net Income (Loss) Applicable to Majority
  Interest Under Mexican GAAP.............   Ps (674,670)   Ps  284,286   Ps (390,384)     Ps 468,419         Ps  78,035
Approximate U.S. GAAP Adjustments:
  Deferred Income Taxes...................       228,445                      228,445         (70,263)           158,182
  Deferred Employee Profit Sharing........        (5,911)                      (5,911)                            (5,911)
  Compensation Expense for Stock Sales
    Plan..................................         7,679                        7,679                              7,679
  Effect of Amortizing Goodwill Over 40
    Years.................................        49,901                       49,901                             49,901
  Effects of Inflation Accounting on U.S.
    GAAP Adjustments......................       (34,951)                     (34,951)                           (34,951)
  Effects on Minority Interest of U.S.
    GAAP Adjustments......................             6                            6                                  6
  Start Up Costs..........................      (152,810)                    (152,810)                          (152,810)
  Adjustment for Changes to the CGPL
    Method in the Restatement of Foreign
    Origin Machinery(6)...................          (940)                        (940)                              (940)
                                            ------------  --------------  ------------  ----------------  ----------------
Total Adjustments.........................        91,419                       91,419         (70,263)            21,156
                                            ------------  --------------  ------------  ----------------  ----------------
Approximate Net Income (Loss) Under U.S.
  GAAP....................................   Ps (583,251)   Ps  284,286   Ps (298,965)     Ps 398,156         Ps  99,191
                                            ------------  --------------  ------------  ----------------  ----------------
                                            ------------  --------------  ------------  ----------------  ----------------
Approximate Net Income (Loss) per Common
  Share Under U.S. GAAP...................   Ps  (2.2604)                  Ps (1.1587)                        Ps  0.3844
                                            ------------                  ------------                    ----------------
                                            ------------                  ------------                    ----------------

                                                      (SEE FOOTNOTES ON PAGE 26)

                                                             THREE MONTHS ENDED MARCH 31, 1999
                                       ------------------------------------------------------------------------------
                                                                                                       PRO FORMA TO
                                                                      PRO FORMA                          REFLECT
                                                      TRANSACTION     TO REFLECT     TENDER OFFER      TRANSACTIONS
                                       HISTORICAL(7) ADJUSTMENTS(2)  TRANSACTIONS  ADJUSTMENTS(3)(4) AND TENDER OFFER
                                       ------------  --------------  ------------  ----------------  ----------------
                                                    (IN THOUSANDS, EXCEPT RATIOS AND PER SHARE AMOUNTS)
STATEMENT OF OPERATIONS DATA:
Net Sales............................  Ps2,605,317   Ps (2,422,044)   Ps 183,273                        Ps 183,273
Income (Loss) Before Provisions for
  Taxes and Equity in Results of
  Unconsolidated Financial
  Entities...........................      155,986        (171,238)      (15,252)                          (15,252)
Net Income (Loss)....................       62,848         284,286       347,134         468,419           815,553
Net Income (Loss) Applicable to
  Majority Interest..................       64,010         284,286       348,296         468,419           816,715
Income (Loss) per Common Share Before
  Provisions for Taxes and Equity in
  Results of Unconsolidated Financial
  Entities...........................       0.6045                       (0.0591)                          (0.0591)
Net Income (Loss) per Common Share...       0.2436                        1.3453                            3.1607
Net Income (Loss) per Common Share
  Applicable to Majority Interest....       0.2481                        1.3498                            3.1652
Ratio of Earnings to Fixed
  Charges(5).........................      1.1380x                                                         0.1551x

                                                                     YEAR ENDED DECEMBER 31, 1998
                                            ------------------------------------------------------------------------------
                                                                                                            PRO FORMA TO
                                                                           PRO FORMA                          REFLECT
                                                           TRANSACTION     TO REFLECT     TENDER OFFER      TRANSACTIONS
                                            HISTORICAL(1) ADJUSTMENTS(2)  TRANSACTIONS  ADJUSTMENTS(3)(4) AND TENDER OFFER
                                            ------------  --------------  ------------  ----------------  ----------------
                                                               (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
BALANCE SHEET DATA:
Working Capital...........................  Ps 2,453,974  Ps (1,128,021)  Ps1,325,953      Ps (468,924)       Ps 857,029
Total Assets Under Mexican GAAP...........    10,921,484     (7,085,466)    3,836,018         (432,692)        3,403,326
Total Assets Under U.S. GAAP..............    10,768,874     (7,085,466)    3,683,408         (432,692)        3,250,716
Long Term Debt............................     6,732,214      4,898,559     1,833,655        1,118,045           715,610
Stockholders' Equity......................     1,131,958        207,321     1,339,279          468,419         1,807,698
Total Majority Stockholders' Equity.......     1,130,198        207,321     1,337,519          468,419         1,805,938
Book Value per Common Share (8)...........        4.3870                       5.1905                             7.0059

RECONCILIATION OF STOCKHOLDERS' EQUITY TO
  U.S. GAAP:
Majority Stockholders' Equity Under
  Mexican GAAP............................  Ps 1,130,198    Ps  207,321   Ps1,337,519       Ps 468,419       Ps1,805,938
Approximate U.S. GAAP Adjustments:
  Deferred Income Tax.....................       408,772                      408,772          (70,263)          338,509
  Deferred Employee Profit Sharing........       (71,472)                     (71,472)                           (71,472)
  Receivable From Trust for Stock Sales
    Plan..................................       (10,012)                     (10,012)                           (10,012)
  Effects on Minority Interest of U.S.
    GAAP Adjustments......................            23                           23                                 23
  Start Up Costs..........................      (152,610)                    (152,610)                          (152,610)
  Adjustment for Changes in the CGPL
    Method in the Restatement of Foreign
    Origin Machinery(6)...................         4,488                        4,488                              4,488
                                            ------------  --------------  ------------  ----------------  ----------------
Total Adjustments.........................       179,189                      179,189          (70,263)          108,926
                                            ------------  --------------  ------------  ----------------  ----------------
Approximate Majority Stockholders' Equity
  Under U.S. GAAP.........................  Ps 1,309,387    Ps  207,321   Ps1,516,708       Ps 398,156       Ps1,914,864
                                            ------------  --------------  ------------  ----------------  ----------------
                                            ------------  --------------  ------------  ----------------  ----------------

                                               (SEE FOOTNOTES ON FOLLOWING PAGE)

                                                             THREE MONTHS ENDED MARCH 31, 1999
                                       ------------------------------------------------------------------------------
                                                                                                       PRO FORMA TO
                                                                      PRO FORMA                          REFLECT
                                                      TRANSACTION     TO REFLECT     TENDER OFFER      TRANSACTIONS
                                       HISTORICAL(7) ADJUSTMENTS(2)  TRANSACTIONS  ADJUSTMENTS(3)(4) AND TENDER OFFER
                                       ------------  --------------  ------------  ----------------  ----------------
                                                          (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
BALANCE SHEET DATA:
Working Capital......................   Ps  712,076    Ps  490,472   Ps1,202,548      Ps (440,937)       Ps 761,611
Total Assets Under Mexican GAAP......    10,927,194     (7,130,714)    3,796,480         (432,692)        3,363,788
Total Assets Under U.S. GAAP.........    10,774,584     (7,130,714)    3,643,870         (432,692)        3,211,178
Long Term Debt.......................     4,638,198     (2,973,375)    1,664,823       (1,020,030)          644,793
Stockholders' Equity.................     1,114,047        141,076     1,255,123          468,419         1,723,542
Total Majority Stockholders'
  Equity.............................     1,103,772        141,076     1,244,848          468,419         1,713,267
Book Value per Common Share(8).......        4.3176                       4.8643                             6.6797

------------------------

(1) Expressed in constant Mexican pesos as of December 31, 1998.

(2) Adjustments made to reflect consummation of the Transactions, including the dilution of Grupo Dina's equity interest in MCII Holdings to 39% and the resulting deconsolidation of MCII Holdings' financial results and the refinancing of substantially all of Grupo Dina's indebtedness.

(3) The information assumes $100,000,000 aggregate principal amount of Debentures (including $3,070,000 in aggregate principal amount of Debentures purchased by the Company in the 40 days preceding the commencement of the Tender Offer) are purchased at $430 per $1,000 principal amount of Debentures, representing the average of the minimum and maximum purchase prices of $400 and $460, respectively, and further assumes the purchase is being financed out of the Final Distribution.

(4) Expenses directly related to the Tender Offer are assumed to be $1,200,000 and are included as part of the cost of the Debentures acquired.

(5) The ratios of earnings to fixed charges were computed by dividing pre-tax income before fixed charges by fixed charges. Fixed charges consist of interest expense and the interest component of operating leases. Pre-tax income before fixed charges for the year ended December 31, 1998 were insufficient to cover fixed charges by Ps 252,679,000.

(6) "CGPL" refers to the Changes in General Prices Level method.

(7) Expressed in constant Mexican pesos as of March 31, 1999.

(8) Book value per common share is calculated as total stockholders' equity divided by the number of common shares outstanding, net of treasury shares, at the end of the period.

                            MARKET PRICE INFORMATION

THE DEBENTURES

    A limited trading market currently exists for the Debentures, which are not listed on any exchange. To the Company's knowledge, the Debentures are traded infrequently in transactions arranged through market makers, and there is no publicly available pricing information for the Debentures. Quotations for securities that are not widely traded, such as the Debentures, may differ from actual trading prices and should be viewed as approximations. Holders are urged to contact their brokers with respect to the current market prices, if any, for the Debentures. The extent of the market for the Debentures following consummation of the Tender Offer will depend upon, among other things, the remaining outstanding principal amount of the Debentures after the Tender Offer, the number of holders remaining at such time and the interest in maintaining a market in the Debentures on the part of securities firms.

    HOLDERS CONTEMPLATING ACCEPTING THE TENDER OFFER ARE URGED TO CONSULT WITH THEIR OWN FINANCIAL ADVISORS BEFORE ACCEPTING THE TENDER OFFER.

THE SERIES L ADSs

    The Debentures are convertible into Series L ADSs of the Company at a conversion rate of 56.88 Series L ADSs per $1,000 principal amount of Debentures (equivalent to a conversion price of $17.58 per Series L ADS), subject to the terms of the Indenture. The table below sets forth for the fiscal quarters indicated the high and low sales prices per share reported by the New York Stock Exchange composite list for the Series L ADS. The Series L ADSs trade on the New York Stock Exchange under the symbol "DINL."

                                                                           HIGH        LOW
                                                                         ---------  ---------
Fiscal year:

1997
  First Quarter........................................................  $   2.875  $   1.625
  Second Quarter.......................................................      2.375      1.750
  Third Quarter........................................................      4.313      2.063
  Fourth Quarter.......................................................      5.063      3.375

1998
  First Quarter........................................................      4.188      3.375
  Second Quarter.......................................................      4.063      2.250
  Third Quarter........................................................      2.250      1.000
  Fourth Quarter.......................................................      1.375      0.688

1999
  First Quarter........................................................      1.000      0.625
  Second Quarter.......................................................      0.938      0.500
  Third Quarter (through July 12, 1999)................................      0.875      0.813

    Holders are urged to obtain current market quotations for the Series L ADSs prior to making any decisions with respect to the Tender Offer or the conversion of the Debentures.

    On July 12, 1999, the last reported sales price of Series L ADSs on the NYSE was $0.8125.

INTEREST OF DIRECTORS AND EXECUTIVE OFFICERS; TRANSACTIONS AND ARRANGEMENTS
  CONCERNING THE DEBENTURES

    Except for the purchase of $3,070,000 aggregate principal amount of Debentures in June 1999, as more fully described below, neither Grupo Dina, nor any executive officer or director of Grupo Dina,

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any person controlling Grupo Dina, any executive officer and director of any person controlling Grupo Dina or any associate or subsidiary of any such person (including any executive officer or director of any such subsidiary), has engaged in any transaction involving Debentures during the period of forty business days prior to the date hereof. Neither Grupo Dina nor, to its knowledge, any of its executive officers, directors or affiliates is a party to any contract, arrangement, understanding or relationship relating, directly or indirectly, to the Tender Offer with any other person with respect to Debentures.

    In June 1999, Grupo Dina acquired $3,070,000 aggregate principal amount of Debentures pursuant to open market transactions. On June 16, 1999, Grupo Dina purchased $1,000,000 aggregate principal amount of Debentures for $495,000. On June 17, 1999, Grupo Dina purchased $2,000,000 aggregate principal amount of Debentures for $980,000 and $70,000 aggregate principal amount of Debentures for $33,600.

    Except for the Tender Offer, none of Grupo Dina or its executive officers or directors has current plans or proposals which relate to or would result in any extraordinary corporate transaction involving Grupo Dina, such as a merger, reorganization, sale or transfer of a material amount of its assets or the assets of any of its subsidiaries, taken as a whole, any change in its present Board or management, any material change in its present dividend policy or indebtedness or capitalization, any other material change in its business or corporate structure, any material change in its organizational or charter documents, or any actions causing a class of its equity securities to become eligible for termination of registration pursuant to Section 12(g)(4) of the Exchange Act, or the suspension of the Company's obligation to file reports pursuant to Section 15(d) of the Exchange Act, or any actions similar to any of the foregoing.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

    The following summary is a general discussion of certain of the material United States federal income tax consequences expected to result to the holders of the Debentures from the Tender Offer. The following summary is for general information only and does not, however, purport to be a complete analysis of all potential tax effects of the Tender Offer. For example, the summary does not consider the effect of any applicable state, local or foreign tax laws. In addition, the summary does not address all aspects of United States federal income taxation that may affect particular holders of Debentures in light of their particular circumstances and is not intended for holders (including insurance companies, pass-through entities and investors in such entities, tax-exempt organizations, financial institutions or broker-dealers, holders who hold their Debentures as part of a hedge, straddle or conversion transaction, and holders of Debentures who are not citizens or residents of the United States or who are foreign corporations, foreign partnerships or foreign estates or trusts for U.S. Federal income tax purposes) that may be subject to special federal income tax rules not discussed below. The following summary assumes that holders have held their Debentures as "capital assets" (generally, property held for investment) under the Internal Revenue Code of 1986, as amended (the "Code").

    The following summary is based on the current provisions of the Code, applicable Treasury Regulations, judicial authority and administrative rulings and practice. There can be no assurance that the Internal Revenue Service (the "IRS") will not take a contrary view. No ruling from the IRS has been or will be sought with respect to any aspect of the transactions described herein. Future legislative, judicial or administrative changes or interpretations could alter or modify the statements and conclusions set forth herein, and any such changes or interpretations could be retroactive and could affect the tax consequences to holders of Debentures. It cannot be predicted at this time whether any current proposed tax legislation will be enacted or, if enacted, whether any tax law changes contained therein would affect the tax consequences to holders of Debentures.

    EACH HOLDER OF DEBENTURES IS URGED TO CONSULT ITS OWN TAX ADVISOR AS TO THE PARTICULAR TAX CONSEQUENCES TO IT OF THE TRANSACTIONS DESCRIBED HEREIN, INCLUDING THE APPLICABILITY AND EFFECT OF ANY STATE, LOCAL OR FOREIGN TAX LAWS, AND OF CHANGES IN APPLICABLE TAX LAWS.

SALE OF DEBENTURES PURSUANT TO THE TENDER OFFER

    A holder who receives the Purchase Price for Debentures pursuant to the Tender Offer will recognize taxable gain or loss equal to the difference between
(i) the Purchase Price received (other than amounts attributable to accrued but unpaid interest not otherwise added to the holder's adjusted tax basis as defined below) and (ii) the holder's adjusted tax basis in the Debentures sold. The adjusted tax basis in Debentures to an original holder generally will equal the original holder's tax basis in the Motor Coach Industries International, Inc. common stock exchanged for the Debenture plus any gain recognized on the exchange, increased by any original issue discount previously taken into income by the original holder, and reduced by both the amount of any bond premium previously amortized by such original holder with respect to the Debentures and all payments of principal previously made on the Debentures. The adjusted tax basis in Debentures to a subsequent holder generally will equal the cost of the Debentures to such subsequent holder, increased by any stated interest and original issue discount (net of any acquisition premium) and any market discount previously taken into income by the subsequent holder, and reduced by the amount of any bond premium previously amortized by such subsequent holder with respect to the Debentures and all payments of principal and interest made on the Debentures after they were acquired by such subsequent holder.

    In the case of either an original or subsequent holder and subject to the market discount rules discussed below, such gain or loss will generally be capital gain or loss, and will be long-term capital gain or loss if the holder held the Debentures for more than one year. Net capital gain (generally, capital gain in excess of capital loss) recognized by an individual upon the sale of a capital asset that has been held for more than one year will generally be subject to tax at a rate not to exceed 20%. Capital gain recognized from the sale of a capital asset held for one year or less will be subject to tax at ordinary tax rates. Capital gain recognized by a corporate taxpayer will be subject to tax at the ordinary income tax rates applicable to corporations. The deductibility of capital losses is subject to limitation. To the extent that the amount paid for the Debentures represents accrued but unpaid interest (including original issue discount), it will constitute taxable ordinary income to the holder of Debentures unless previously subject to United States federal income tax.

    A holder who acquired a Debenture at a market discount will generally be required to treat any gain recognized pursuant to the Tender Offer as ordinary income rather than capital gain to the extent of the accrued market discount, unless the holder elected to include market discount in income as it accrued. Subject to a statutorily defined DE MINIMIS exception, market discount generally equals the excess of the stated redemption price at maturity of a debt instrument over the holder's initial tax basis in the debt instrument. In the case of a debt instrument issued with original issue discount, subject to the same DE MINIMIS exception, market discount equals the excess of the "revised issue price" (the sum of the "issue price" of the debt instrument and the aggregate amount of original issue discount includible in gross income by all prior holders of the debt instrument, reduced by the amount of all cash payments, other than payments constituting qualified stated interest, received by such previous holders) over the holder's initial tax basis in the debt instrument.

BACKUP WITHHOLDING

    A holder whose Debentures are tendered and accepted for payment pursuant to the Tender Offer may be subject to backup withholding at the rate of 31% with respect to the gross proceeds from the sale of such Debentures unless such holder (a) is a corporation or other exempt recipient and, when required, establishes this exemption or (b) provides its correct taxpayer identification number, certifies that it is not currently subject to backup withholding and otherwise complies with applicable requirements of the backup withholding rules. A holder of Debentures who does not provide the Company with its correct taxpayer identification number may be subject to penalties imposed by the IRS. Any amount withheld under these rules will be creditable against the holder's federal income tax liability.

    The Company will report to holders of Debentures and to the IRS the amount of any reportable payments (including payments made to holders of Debentures pursuant to the Tender Offer) and any amount withheld pursuant to the Tender Offer.

    THE FOREGOING DISCUSSION OF CERTAIN FEDERAL INCOME TAX CONSEQUENCES IS FOR GENERAL INFORMATION ONLY AND IS NOT TAX ADVICE. ACCORDINGLY, EACH HOLDER OF DEBENTURES SHOULD CONSULT ITS TAX ADVISOR WITH RESPECT TO THE TAX CONSEQUENCES OF TENDERING DEBENTURES, INCLUDING THE APPLICABILITY AND EFFECT OF STATE, LOCAL AND FOREIGN TAX LAWS.

                                 DEALER MANAGER

    Subject to the terms and conditions set forth in the Dealer Manager Agreement, dated as of July 13, 1999, between the Company and CIBC World Markets Corp. ("CIBC" or the "Dealer Manager"), as Dealer Manager, the Company has engaged CIBC to act as Dealer Manager in connection with the Tender Offer. In such capacity, the Dealer Manager may contact holders of Debentures regarding the Tender Offer and may request brokers, dealers, commercial banks, trust companies and other nominees to forward the Offering Materials to beneficial owners of Debentures. CIBC will be paid customary fees for its services and will be reimbursed for reasonable costs and expenses. The Company has agreed to indemnify the Dealer Manager against certain liabilities in connection with the Tender Offer, including liabilities under the federal securities laws, and will contribute to payments the Dealer Manager may be required to make in respect thereof.

    In the past and at any given time in the future, the Dealer Manager may trade the Debentures or other securities of the Company for its respective accounts or for the accounts of customers, and accordingly, may hold a long or a short position in the Debentures or such other securities. These Debentures may be sold in the open market or to the Company in the normal course of the Dealer Manager's trading activities. CIBC has informed the Company that it holds no Debentures as of July 13, 1999.

    The Dealer Manager has informed the Company that it intends to tender all of the Debentures held by it, if any, in the Tender Offer.

                                   DEPOSITARY

    Bankers Trust Company has been appointed as Depositary for the Tender Offer. Questions and requests for assistance, and all correspondence in connection with the Tender Offer, or requests for additional Letters of Transmittal and any other required documents, may be directed to the Depositary at its address and telephone number set forth on the back cover of this Offer to Purchase.

                               INFORMATION AGENT

    D.F. King & Co., Inc. is serving as Information Agent in connection with the Tender Offer. The Information Agent will assist with the mailing of this Offer to Purchase and related materials to holders of Debentures, respond to inquiries of and provide information to holders of Debentures in connection with the Tender Offer and provide other similar advisory services as the Company may request from time to time. Requests for additional copies of this Offer to Purchase, the Letter of Transmittal and any other required documents should be directed to the Dealer Manager or to the Information Agent at one of their addresses and telephone numbers set forth on the back cover of this Offer to Purchase.

                               FEES AND EXPENSES

    The Company has retained CIBC World Markets Corp. to act as Dealer Manager and financial advisor in connection with the Tender Offer. The Dealer Manager will receive a fee for its services as Dealer Manager of $5.00 for each $1,000 in principal amount of Debentures purchased by the

Company pursuant to the Tender Offer. The Company has also agreed to reimburse the Dealer Manager for its reasonable costs and expenses incurred in connection with the Tender Offer. In addition, the Company will pay the Depositary and the Information Agent reasonable and customary fees for their services (and will reimburse them for their reasonable out-of-pocket expenses in connection therewith) and will pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding copies of the Offering Materials to the beneficial owners of the Debentures. In addition, the Company will indemnify the Depositary and the Information Agent against certain liabilities in connection with their services, including liabilities under the federal securities laws.

    The Company will pay soliciting dealer's fees of $2.00 per $1,000 principal amount of Debentures tendered and accepted for payment in the Tender Offer from brokers, dealers and other persons for soliciting tenders of Debentures from their clients pursuant to the Tender Offer. In addition, brokers, dealers, commercial banks and trust companies and other nominees will, upon request, be reimbursed by the Company for customary clerical and mailing expenses incurred by them in forwarding offering materials to their clients. Holders of Debentures who tender in the Tender Offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the Letter of Transmittal, transfer taxes with respect to the tender of Debentures pursuant to the Tender Offer. The Company will pay all charges and expenses, other than certain applicable taxes, in connection with the Tender Offer.

    The Company will pay all transfer taxes, if any, with respect to the Debentures. If, however, Debentures for principal amounts not accepted for tender are to be delivered to, or are to be registered or issued in the name of, any person other than the holder of the Debentures, or if tendered Debentures are to be registered in the name of any person other than the person signing the Letter of Transmittal or electronically transmitting acceptance through ATOP, or if a transfer tax is imposed for any reason other than the purchase of Debentures pursuant to the Tender Offer, then the amount of any such transfer tax (whether imposed on the holder of Debentures or any other person) will be payable by the tendering holder. If satisfactory evidence of payment of such tax or exemption therefrom is not submitted, then the amount of such transfer tax will be deducted from the Purchase Price, otherwise payable to such tendering holder. Any remaining amount will be billed directly to such tendering holder.

                                 MISCELLANEOUS

    Other than with respect to the Dealer Manager, the Depositary and the Information Agent, neither the Company nor any of its affiliates has engaged, or made any arrangements for, and have no contract, arrangement or understanding with, any broker, dealer, agent or other person regarding the purchase of Debentures hereunder, and no person has been authorized by the Company or any of its affiliates to provide any information or to make any representations in connection with the Tender Offer, other than those expressly set forth in this Offer to Purchase, and, if so provided or made, such other information or representations must not be relied upon as having been authorized by the Company or any of its affiliates. The delivery of this Offer to Purchase shall not, under any circumstances, create any implication that the information set forth herein is correct as of any time subsequent to the date hereof.

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
  Any questions regarding the terms of the Tender Offer may be directed to the
                                Dealer Manager.

                  The Dealer Manager for the Tender Offer is:

                            CIBC WORLD MARKETS CORP.

                              425 Lexington Avenue
                                   3rd Floor
                            New York, New York 10017
                        (212) 885-4400 or (800) 274-2746

    Any questions or requests for assistance or additional copies of this Offer to Purchase, the Letter of Transmittal or the Notice of Guaranteed Delivery may be directed to the Information Agent at the telephone numbers and address listed below. A holder of Debentures may also contact such holder's broker, dealer, commercial bank or trust company or nominee for assistance concerning the Tender Offer.

                 The Information Agent for the Tender Offer is:

                             D.F. KING & CO., INC.

                                77 Water Street
                            New York, New York 10005
                         (212) 269-5550 (Call Collect)
                        (800) 431-9629 (Call Toll-Free)

                    The Depositary for the Tender Offer is:

                             BANKERS TRUST COMPANY

                               Four Albany Street
                            New York, New York 10006
                   Attention: Corporate Trust & Agency Group